MEZZANINE LOAN AGREEMENT
DATED AS OF SEPTEMBER 6, 2012
among
OXFORD CITY PARK DEVELOPMENT LLC
and
CITY PARK MEZZANINE LENDING, LLC

MEZZANINE LOAN AGREEMENT
THIS MEZZANINE LOAN AGREEMENT (this “Agreement”) is made as of September 6, 2012, by and among OXFORD CITY PARK DEVELOPMENT LLC, a Georgia limited liability company (“Borrower”), having its principal place of business at c/o One Overton Park, 3625 Cumberland Blvd., Suite 500, Atlanta, Georgia 30339, Attn: W. Daniel Faulk, Jr., and CITY PARK MEZZANINE LENDING, LLC, a Delaware limited liability company (the “Lender”).
RECITALS
WHEREAS, Borrower has requested that Lender provide a loan to Borrower; and
WHEREAS, Lender is willing to provide such loan to Borrower on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto hereby covenant and agree as follows:
§1.DEFINITIONS AND RULES OF INTERPRETATION.
§1.1    Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:
Acknowledgment. The Acknowledgment dated as of even date herewith executed by Borrower in favor of Lender as the same may be modified, amended or restated.
Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.
Agreement. This Mezzanine Loan Agreement, including the Schedules and Exhibits hereto.
Approved Affiliate Fees. The fees which Owner intends to pay to certain affiliates in connection with the development and construction of the Project which are described on Schedule 1 attached hereto and made a part hereof, including without limitation, the Construction Fee and the Development Fee.

Architect. The Person employed by Owner pursuant to the Design Professional’s Contract to prepare the Plans for the Project and to supervise the construction thereof, which party may not be affiliated with Borrower, any Guarantor or Owner. The Architect may not be replaced without Lender’s prior written consent to be determined in Lender’s reasonable discretion.
Assignment of Interests. The Assignment of Interests dated as of even date herewith from the Borrower to Lender, as the same may be modified, amended or restated from time to time, pursuant to which Borrower has assigned to Lender a security interest in the interests of Borrower in Owner.
Authorized Officer. As to any Person, the chief financial or chief accounting officer, treasurer or assistant treasurer of such Person.
Balance Sheet Date. On or about June 30, 2012.
Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
Basic Agreements. See §6.24(a).
Borrower. As defined in the preamble hereto.
Borrower Organizational Agreements. Collectively, those certain agreements of Borrower described on Schedule 6.33 attached hereto.
Borrower’s Minimum Equity Investment. See §9.1.
Building. All of the buildings and related structures and improvements now or hereafter located on the Land.
Business Day. Any day, other than Saturday and Sunday, on which banking institutions in Atlanta, Georgia are open for the transaction of banking business.
Capitalized Lease. As applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee or obligor which, in accordance with generally accepted accounting principles, is required to be capitalized on the balance sheet of that Person.
CERCLA. See §6.18(a).
Change of Control. The occurrence of any of the following events: (a) Borrower fails to directly own, free of any lien, encumbrance or claim, one hundred percent (100%) of the economic and Voting Interests of Owner; or (b) Faulk fails to directly or indirectly manage and control Borrower and Owner and the activities of Borrower and Owner, provided, that the death or incapacity of Faulk shall not constitute a “Change of Control” unless a competent and experienced successor shall not be approved by Lender within thirty (30) days of the occurrence of such event, such approval not to be unreasonably withheld, conditioned or delayed; or (c) Faulk (or trusts controlled by Faulk) and/or Denny (or trusts controlled by Denny), fails to directly or indirectly own, free of any lien, encumbrance or claim, at least fifty-one percent (51%) of the economic and Voting Interests of Borrower and fails to manage and control the activities of Borrower, provided, that the death or incapacity of Faulk or Denny shall not constitute a “Change of Control” unless a competent and experienced successor shall not be approved by Lender within thirty (30) days of the occurrence of such event, such approval not to be unreasonably withheld, conditioned or delayed; or (d) Developer fails to be the developer of the Project.
Civil Engineer. The Person employed by Owner pursuant to the Civil Engineer’s Contract to provide civil engineering services for the Project, which party may not be affiliated with Borrower or Owner. The Civil Engineer may not be replaced without Lender’s prior written consent.
Civil Engineer’s Contract. The agreement between Civil Engineer and Owner relating to civil engineering for the Project.
Closing Date. The first date on which all of the conditions set forth in §10 have been satisfied or waived in writing.
Code. The Internal Revenue Code of 1986, as amended and in effect from time to time, and all regulations and formal guidance thereunder.
Collateral. All of the property, rights and interests of Borrower which are or are intended to be subject to the security interests, security title and liens created by the Security Documents.
Collateral Property. The Land and the Project.
Completion Date. July 31, 2014.
Construction Contract. See §10.1(w).
Construction Fee. The fee to be paid to the General Contractor under the Construction Contract from the $782,415.00 contractor’s fee line item set forth on the Project Budget, provided, however, that such fee shall be deferred and not paid to the General Contractor until the earlier of (i) payment in full of the Loan, or (ii) the acquisition of the Project by Lender pursuant to the Purchase Option Agreement, unless Lender in its sole and absolute discretion consents in writing to the earlier payment of such fee.
Construction Finish Standards. The minimum quality of materials, finishes, amenities, features and personal property, including floor coverings, wall coverings, electrical/data/security systems, lighting plans, bathroom fixtures and countertops, cabinetry and appliances for the Project, which shall be subject to Lender’s review and approval, not to be unreasonably withheld.
Construction Inspector. A firm of professional engineers or architects selected by the Lender to inspect and/or oversee the construction of the Project.
Construction Schedule. See §10.1(o).

Contingency Reserve. The amount(s) allocated as contingency reserve(s) in the Project Budget, to be advanced only in accordance with provisions of §2.6 hereof.
Default. See §12.1.
Denny. Richard A. Denny, III.
Design Professional’s Contract. The agreement between Architect and Owner relating to the preparation of the Plans and the supervision of construction for the Project.
Developer. Oxford Properties, LLC
Development Agreement. Any property management, leasing, development services or other similar agreement respecting the development, marketing, sale, leasing, management or operation of the Project entered into between Borrower, Owner, any Guarantor or their respective Affiliates (as the case may be) and any other Person, whether presently existing or entered into after the date of this Agreement, including, without limitation that certain Development Agreement dated as of September 6, 2012 between Owner and Developer.
Development Fee. The fee to be paid to Developer under the Development Agreement from the $1,135,200.00 development fee line item set forth on the Project Budget, provided, however, that such fee shall be paid in accordance with the terms of the Development Agreement.
Disbursement Schedule. The schedule of amounts of Loans anticipated to be requisitioned by Borrower each month during the term of construction of the Project (including an itemization of Hard Costs and Soft Costs to included in such requisition), approved by Lender and attached hereto as Exhibit “D”.
Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person other than that portion of dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock, member’s interest or other beneficial interest of such Person.
Dollars or $. Dollars in lawful currency of the United States of America.
Drawdown Date. The date on which any Loan is made or is to be made.
Embargoed Person. See §6.35 hereof.
Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by Borrower, Owner, any Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. See §6.18(a).
ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidance issued thereunder.
ERISA Affiliate. Any Person which is treated as a single employer with Borrower, Owner or any Guarantor under §414 of the Code or §4001 of ERISA, and any predecessor entity of any of them.
ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which Borrower or an ERISA Affiliate could have liability under §4062(e) or §4063 of ERISA.
Event of Default. See §12.1.
Exit Fee. See §3.5.
Faulk. W. Daniel Faulk, Jr., an individual resident of the state of Georgia.
General Contractor. The persons or firms employed by Owner pursuant to the Construction Contract to be responsible for construction of the Project in accordance with the Plans. The General Contractor may not be replaced without Lender’s prior written consent.
generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.
Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by Borrower, Owner any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
Guarantors. Collectively, W. Daniel Faulk, Jr., an individual resident of the State of Georgia and Richard A. Denny, III, an individual resident of the State of Georgia and any other guarantor of the Loan from time to time.
Guaranty. Collectively, the Unconditional Guaranty of Completion, the Unconditional Guaranty of Payment and Performance (Faulk), the Unconditional Guaranty of Payment and Performance (Denny) and the Guaranty of Recourse Obligations, each dated of even date herewith made by Guarantors in favor of Lender, as the same may be modified, amended or restated.
Hard Costs. The “hard costs” reflected in the Project Budget.

Hazardous Substances. See §6.18(b).
Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all subordinated debt; (g) all indebtedness, obligations or other liabilities under or with respect to (i) interest rate swap, collar, cup or similar agreements providing interest rate protection and (ii) foreign currency exchange agreements; and (f) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of real estate.
Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, dated as of even date herewith, made by Borrower and Guarantors in favor of Lender, as the same may be modified, amended or restated, pursuant to which Borrower and Guarantors have agreed to indemnify Lender with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to Lender.
Institutional Lender. One or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, financial services company, including, without limitation, Bank of the Ozarks, (ii) a trustee or similar Person in connection with a securitization of a mortgage loan or a nationally recognized conduit, so long as the trustee or similar Person is an entity that otherwise would be Institutional Lender, which, in each case of clauses (i) or (ii) of this definition, is regularly engaged in the business of making or owning commercial loans (including commercial real estate loans), and the servicer and special servicer, if any, are approved by S&P and Moody’s to act as servicers and special servicers of commercial mortgage loan securitizations rated by such rating agencies, or (v) any other entity approved in writing by Lender, provided, however, that in no event shall an Institutional Lender be an affiliate of Borrower, Owner or any Guarantor.

Intercreditor Agreement. An intercreditor agreement in form and substance satisfactory to Lender in its sole and absolute discretion which provides for the relative rights and priorities of Lender and Mortgage Lender under the Mezzanine Loan Documents and the Mortgage Loan Documents, respectively, as modified, amended, restated and replaced from time to time.
Interest Payment Date. The fifth Business Day of each calendar month during the term of the Loan.
Interest Rate. See Section 2.3.
Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities or other ownership interests issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or other ownership interests or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.
Land. That certain Real Property located in Mecklenburg County, Charlotte, North Carolina, as more particularly described on Exhibit “B” hereto.
Leases. Leases, license agreements and other occupancy agreements, whether written or oral, relating to the use or occupation of space at the Collateral Property.
Lender. City Park Mezzanine Lending, LLC, a Delaware limited liability company.
Lender’s Office. Lender’s office located at c/o Preferred Apartment Communities, Inc. One Overton Park, 3625 Cumberland Blvd., Suite 400, Atlanta, Georgia 30339, Attn: Leonard A. Silverstein, Esq., or at such other location as Lender may designate from time to time by notice to Borrower.
Lender’s Special Counsel. McKenna Long & Aldridge LLP or such other counsel as may be approved by Lender.
Lien. See §8.2.
Loan or Loans. See §2.1.
Loan Documents. This Agreement, the Note, the Security Documents, the Guaranty, the Acknowledgment and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of Borrower, the Guarantors or Owner in connection with the Loans.
Loan Request. See §2.4.

Material Adverse Effect. Any effect in the business, assets, operations, results of operations or financial or other condition of the Collateral, the Collateral Property or of Borrower, any Guarantor or Owner, which individually or in the aggregate materially and adversely affects or which could reasonably be expected to materially and adversely affect (a) the ability of Borrower, Owner or any Guarantor to pay or perform its respective obligations under the Loan Documents in accordance with the terms thereof, (b) the validity or enforceability of any of the Loan Documents, or (c) the business or condition of Borrower, Owner, any Guarantor or the Project, excluding, however, any asset impairments (other than with respect to the Collateral and the Collateral Property) that have been booked prior to the date hereof and which have been disclosed in writing to Lender).
Material Project Change. See §9.2.
Maturity Date. September 5, 2017, or such earlier date on which the Loan shall become due and payable pursuant to the terms hereof.
Minor Amendments. See §8.13.
Moody’s. Moody’s Investors Service, Inc. and any successor thereto.
Mortgage Lender. Bank of the Ozarks, its successor and assigns, as holder of the Mortgage Loan.
Mortgage Loan. An acquisition, development and construction loan in the principal amount not to exceed $18,571,300.00 from Mortgage Lender which is secured by a first mortgage encumbering the Project, as modified and amended from time to time.
Mortgage Loan Documents. The documents, instruments and agreements evidencing, securing or otherwise relating to the Mortgage Loan, as modified and amended from time to time. In the event that the Mortgage Loan Documents evidencing the Mortgage Loan shall terminate or otherwise be of no force or effect and have not been replaced pursuant to loan documents evidencing an approved Mortgage Loan, then the obligations of Borrower hereunder to perform or cause Owner to Perform any covenants under any of such Mortgage Loan Documents shall survive notwithstanding such termination. Upon the request of Lender, Borrower shall enter into such amendments to the Loan Documents as Lender may reasonably request to incorporate some or all of the representations, warranties and covenants of the Mortgage Loan Documents into the Loan Documents.
Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) or §4001(a)(3) of ERISA or §414(f) of the Code maintained or contributed to by Borrower, Owner, any Guarantor or any ERISA Affiliate.
Note. See §2.2.
Notice. See §19.
Obligations. All indebtedness, obligations and liabilities of Borrower and Guarantors to Lender under this Agreement or any of the other Loan Documents or in respect of any of the Loan or the Note, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.
Organizational Documents. Collectively, the Owner Organizational Agreements and the Borrower Organizational Agreements.
Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.
Owner. Oxford City Park Apartments LLC, a Georgia limited liability company, its successors and assigns.
Owner Organizational Agreements. Collectively, those certain agreements of Owner described in Schedule 6.33 attached hereto.
Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
Permits. All building permits, certificates of occupancy and other governmental or quasi-governmental permits, licenses and authorizations, including, without limitation, all state, county and local occupancy certificates, and other licenses, in any way applicable to the Collateral Property, or any part thereof or to the development, construction, ownership, use, occupancy, operation, maintenance, and leasing of the Collateral Property.
Permitted Delay. Any delay in construction caused by strike, lockout, war, terrorism, act of God, fire or other casualty, unusually adverse weather conditions, inability to obtain labor or materials or governmental restriction or other act or thing (except Borrower’s or Owner’s lack of funds) beyond the reasonable control of Borrower, Owner or Contractor which in fact materially interferes with the ability of Owner or Contractor to complete the Project, and provided Borrower has notified Lender (1) within ten (10) days of the onset of any such delay specifying the event which may result in such delay and (2) within ten (10) days of the termination of any such delay, and provided further the aggregate extension periods for Permitted Delays shall in no event exceed the period of delay permitted under the Mortgage Loan Documents and the Construction Contract. A delay otherwise constituting a Permitted Delay shall not be a Permitted Delay unless such delay has been consented to by, or will not affect the obligations of, the sureties under any bonds.
Permitted Equity Transfers. Transfers of direct or indirect interests in Borrower, provided that such transfers do not result in a Change of Control.
Permitted Indebtedness. Indebtedness permitted by §8.1.

Permitted Liens. Liens, security interests and other encumbrances permitted by §8.2.
Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
Plans. The final plans and specifications, including all drawings and a specifications project manual, for the construction of the Project, including the Construction Finish Standards, prepared by the Architect (and, within the scope of its contract with Owner, the Civil Engineer), and approved by Lender, and upon which all building permits were or will be issued for construction of the Project. The Construction Finish Standards shall be deemed part of the Plans. Changes to the Plans made in compliance with Section 9.2 of this Agreement will also be included in the term “Plans”.
Project. The multi-family Class “A” apartment project to be constructed on the Land pursuant to and in accordance with the Plans and the Project Budget having not less than 284 units, and all other improvements to be made to the Land, and all fixtures, machinery, furnishings, equipment, supplies, and all other property of any kind installed or used at the Land.
Project Budget. The Project budget as approved from time to time by Lender pursuant to Section 2.8 of this Agreement, the initial form of which is attached hereto as Exhibit “C” to this Agreement, showing all sources of funds to be used (including Borrower’s Minimum Equity Investment), and all costs and expenses to be incurred, in connection with the Project during the term of the Loan. The line items set forth in the Schedule of Values attached as Exhibit “C” to the Construction Contract shall be considered part of the Project Budget for purposes of this Agreement and the other Loan Documents and shall be used in lieu of the “Hard Cost” line item in the Project Budget.
Project Change. See §9.2.
Project Costs All costs and expenses of any kind which have been or will be incurred in connection with the Project, including, without limitation, the acquisition of the Land and the construction, equipping, operation, financing, marketing, sale, leasing, and maintenance of the Project through the Maturity Date.
Project Documents. Any contract, agreement, warranty, service agreements, maintenance contracts or other agreement entered into by Borrower, Owner, any Guarantor or any Affiliate of such parties providing for the design, development, engineering, construction, provisioning, equipping, furnishing, use, occupancy, repair and service of the Project, including, without limitation, the Design Professional’s Contract, the Civil Engineer’s Contract, the Construction Contract, and the Plans, and each exhibit thereto and any amendments and attachments to any of the foregoing, whether presently existing or entered into after the date hereof.
Purchase Option Agreement. That certain Purchase Option Agreement dated as of even date herewith by Owner in favor of Lender, as modified and amended from time to time, that provides Lender or an affiliate of Lender with an option (but not any obligation) to acquire the Project commencing on the first day of the 39th month following Closing Date through and including the last day of the 43rd month following the Closing Date subject to the terms set forth therein.
Qualified Leases. Executed and delivered written Leases on forms approved by the Lender or otherwise permitted by the Loan Documents, for space in the Project with tenants who have commenced the payment of rent and are not in material default in the payment of rent, which Leases comply with the conditions and requirements for Leases as set forth in Section 7.22 of this Agreement.
Record. The record, including computer records, maintained by Lender with respect to any Loan referred to in the Note.
Release. See §6.18(c)(iii).
Required Equity Funds. See §2.15.
S&P. Standard & Poor’s Ratings Services, a division of The McGraw‑Hill Companies, Inc. and any successor thereto
Security Documents. The Assignments of Interests, the Indemnity Agreement and any further collateral assignment for the benefit of Lender, including, without limitation, UCC‑1 financing statements executed and delivered in connection therewith.
Soft Costs. The “soft costs” reflected in the Project Budget.
State. A State of the United States of America.
Subsidiary. As to any Person means a corporation, association, partnership, joint venture, limited liability company, trust or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.
Survey. An instrument survey of the Collateral Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Collateral Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to Lender in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as Lender may reasonably require; shall show the zoning district or districts in which the Collateral Property is located and shall show whether or not the Collateral Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to Lender.

Surveyor Certification. A certificate executed by the surveyor who prepared the Survey, dated as of a recent date and containing such information relating to the Collateral Property as Lender or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to Lender in form and substance.
Title Insurance Company. First American Title Insurance Company or another title insurance company or companies reasonably approved by Lender.
Title Policy. With respect to the Collateral Property, an ALTA standard form owner’s title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of owner’s title insurance policy reasonably acceptable to Lender) issued by a Title Insurance Company in such amount as Lender may require insuring that Owner holds marketable fee simple title to such parcel, subject only to the liens of Mortgage Lender under the Mortgage Loan Documents and other encumbrances approved by Lender and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to Lender in its sole discretion, and shall contain such other endorsements and affirmative insurance as Lender reasonably may require and is available in the State in which the Collateral Property is located.
Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.
§1.2    Rules of Interpretation.
(a)    A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
(b)    The singular includes the plural and the plural includes the singular.
(c)    A reference to any law includes any amendment or modification to such law.
(d)    A reference to any Person includes its permitted successors and permitted assigns.
(e)    Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.
(f)    The words “include”, “includes” and “including” are not limiting.
(g)    The words “approval” and “approved”, as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.
(h)    All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Georgia, have the meanings assigned to them therein.
(i)    Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.
(j)    The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
§2.    THE LOAN.
§2.1    Loan Funding. Subject to the terms and conditions set forth in this Agreement, Lender agrees to lend to Borrower, and Borrower may borrow from time to time between the Closing Date and the Maturity Date upon submission by Borrower to Lender of a Loan Request given in accordance with §2.4, up to a maximum aggregate principal amount equal to $10,000,000.00 (the “Maximum Commitment”); provided, that, in all events no Default or Event of Default shall have occurred and be continuing. Each Loan Request hereunder shall constitute a representation and warranty by Borrower that all of the conditions set forth in §10, in the case of the Loan funded at Closing, and §11, in the case of the Loans funded after Closing, have been satisfied on the date of such request. Once repaid, sums hereunder may not be reborrowed.
§2.2    Note. The Loans shall be evidenced by a promissory note of Borrower in substantially the form of Exhibit “A” hereto (the “Note”), dated as of the Closing Date and completed with appropriate insertions. The Note shall be payable to the order of Lender in the principal face amount of $10,000,000.00, plus such additional principal from time to time outstanding under the Loan Documents, plus interest accrued thereon, as set forth below. Borrower irrevocably authorizes Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at or about the time of receipt of any payment of principal thereof, an appropriate notation on Lender’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to Lender, but the failure to record, or any error in so recording, any such amount on Lender’s Record shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.
§2.3    Interest on Loans. Commencing on the Drawdown Date thereof until the Maturity Date or an Event of Default as hereinafter provided, interest shall accrue on the principal amount of each Loan Outstanding from time to time at the per annum rate equal to eight percent (8%). The Borrower promises to pay interest in arrears on the Loan on each Interest Payment Date.
§2.4    Requests for Loans. The Borrower (i) shall notify Lender of a potential request for a Loan as soon as possible prior to the Borrower’s proposed Drawdown Date, and (ii) shall give to

Lender a written request for each Loan requested hereunder in a form reasonably acceptable to Lender (or telephonic notice confirmed in writing in such form (a “Loan Request”) no less than three (3) Business Days prior to the proposed Drawdown Date (provided, however, such three (3) Business Days prior notice shall not be required with respect to the Loan funded on the Closing Date). Each such Loan Request shall specify with respect to the requested Loan the proposed principal amount and Drawdown Date. Each such Loan Request shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of §2.6), (ii) a certification by Borrower containing an itemized statement of Project Costs actually incurred and paid by Borrower for which such Loan Request is requested, (iii) a certification by the Borrower and the Guarantors that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan, and (iv) the items required pursuant to §11 of this Agreement and such other information, documents and certificates as Lender may reasonably request, including, without limitation, lien waivers, invoices and architects and contractors certifications and such other disbursement, oversight, inspection and monitoring requirements and controls which are customary for construction loans for similar size projects and for similar type properties in similar geographic areas. Lender shall have the right, at Borrower’s sole cost and expense, to retain a Construction Inspector to conduct such oversight, inspection, and monitoring requirements and controls. Except as provided in this §2.4, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lender on the proposed Drawdown Date. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to Lender no later than three (3) Business Days prior to the Drawdown Date. Borrower shall submit Loan Requests in accordance with the Disbursement Schedule and Borrower shall not submit more than one (1) Loan Request per month.
§2.5    Funds for Loans. Upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, Lender will make available to the Borrower the aggregate amount of the Loan set forth in an applicable Loan Request by wire transfer.
§2.6    Use of Proceeds; Amount of Advances. Borrower will use, or cause Owner to use, the proceeds of the Loans only to pay Project Costs in accordance with the Project Budget. In no event shall Lender be obligated to advance more than the Maximum Commitment, or if less, the total Project Costs actually incurred by the Borrower. In no event shall any Loan for Hard Costs of constructing the Project exceed an amount equal to the sum of (a) the total value of the labor, materials, fixtures, machinery and equipment completed, approved and incorporated into the Project prior to the date of the Loan Request for such Loan, minus (b) the total amount of any Loans previously made by Lender for such Hard Costs. With respect to any other Hard Costs and all Soft Costs, in no event shall any Loan exceed an amount equal to the amount of such Hard Costs and Soft Costs approved by Lender, incurred by the Borrower prior to the date of the Loan Request for such Loan, and theretofore paid or to be paid with the proceeds of such Loan, less the total amount of any Loans previously made by Lender for such Hard Costs and Soft Costs.
§2.7    Project Costs. Borrower shall pay or cause Owner to pay all Project Costs as they become due and owing.

§2.8    Project Budget. The Project Budget attached as Exhibit “C” and any modifications to the Project Budget which are made in compliance with the provisions of this Agreement shows and will show, by category and line items, all of the Project Costs as presently determined or estimated. Except as set forth in Section 9.2 below, the Lender shall not be required to disburse for any category or line item more than the amount specified in the Project Budget.
§2.9    Modifications to Project Budget. It is expected that the Project Budget may be modified from time to time as Borrower, Owner or Lender determine that actual or anticipated Project Costs have changed. All references in this Agreement to the “Project Budget” shall mean the same as modified from time to time in compliance with this Section and Section 9.2. Borrower will inform Lender promptly after Borrower or Owner determines that any item of Project Costs will exceed the amount shown for such item on the Project Budget and propose for Lender’s prior written approval, a reallocation of any of the line items or contingency line items to cover any such shortfall. Except as expressly permitted in Section 9.2 below, all modifications of the Project Budget must be approved by Lender.
§2.10    Disbursements to Borrower or Owner from Project Budget. Borrower confirms that the Project Budget does not and will not in the future contain any line items which are payable to Borrower, Owner or any Guarantor or any of their respective Affiliates other than the Approved Affiliate Fees, provided, however, that Borrower, Owner, Guarantor or any of the their respective Affiliates may receive reimbursement of expenses previously paid or in the future paid to third parties by such party so long as such expenses are third party Project Costs that are contemplated as part of individual line items in the Project Budget and the payment thereof is reflected by an appropriate notation in Borrower’s or Owner’s records pertaining to the Project Budget.
§2.11    Advances Do Not Constitute a Waiver. No Loan made by Lender shall constitute a waiver of any of the conditions to Lender’s obligation to make further Loans nor, in the event the Borrower fails to satisfy any such condition, shall any such Loan have the effect of precluding Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.
§2.12    Quality of Work. No Loan shall be required to be advanced by Lender unless all work done at the date the Loan Request for such Loan is submitted is done in a good and workmanlike manner and without defects, as may be confirmed by the report of the Construction Inspector if requested by Lender. Notwithstanding the foregoing, if a portion of the work for which payment is included within a Loan Request has not been performed in a good and workmanlike manner and without defects as determined by such Construction Inspector or Lender (“Defective Work”), then the amount to be advanced pursuant to such Loan Request shall be reduced by the portion thereof attributable to the Defective Work provided that all other conditions to the making of a Loan have been satisfied. No Loan shall be required to be advanced by Lender upon a Loan Request with respect to such Defective Work until such Defective Work has been corrected and brought into full compliance with the requirements of this Agreement. No Loan shall be made upon any Loan Request if, upon the date of submittal thereof, any Defective Work has remained uncorrected for a period of more than thirty (30) days, unless correction of such Defective Work is under way and progressing reasonably satisfactorily to Lender and the Construction Inspector.

§2.13    Contingency Reserve. The amount allocated as “contingency” or “contingency reserve” in the Project Budget will only be disbursed upon the prior approval of Lender, such approval not to be unreasonably conditioned, withheld or delayed. The disbursement of a portion of such “contingency reserve” shall in no way prejudice Lender from withholding disbursement of any further portion of the “contingency reserve”, provided, however, that in the event such “contingency” line item may have increased from the amount set forth in the original Project Budget, due to savings reallocated to such “contingency” line item, then Borrower may receive disbursement from such “contingency” line item without Lender’s approval (subject, however, to satisfaction of all other conditions to the making of a Loan set forth in this Agreement), so long as the amount remaining undisbursed from such “contingency” line item remains greater than amount of such “contingency” line item as set forth in the original Project Budget. The disbursement of a portion of such “contingency reserve” shall in no way prejudice Lender from withholding disbursement of any further portion of the “contingency reserve”.
§2.14    Insufficiency of Loan Proceeds. The Borrower will deposit funds with Lender (the “Required Equity Funds”) as follows: If at any time prior to Mortgage Lender commencing to make advances under the Mortgage Loan (other than any advance made on the Closing Date), Lender shall in its sole discretion determine that the remaining undisbursed portion of the Loan, and any undisbursed portion of the Mortgage Loan, and any other sums previously deposited by the Borrower with Lender in connection with the Loan, is or will be insufficient to fully complete and equip the Project (including all tenant improvements to be completed by the Borrower, with respect to both leased or unleased space) in accordance with the Plans, to operate and carry the Project after completion of the Project until payment in full of the Loan by the Borrower, to pay all other Project Costs, to pay all interest accrued or to accrue on the Loan during the term of the Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents and the Mortgage Loan Documents (or as to any budget category or line item in the Project Budget, if the undisbursed funds for such category or line item are or will be insufficient to fully pay for the costs attributed to such budget category or line item), regardless of how such condition may be caused, the Borrower will, within seven (7) days after written notice of such determination from Lender, deposit with Lender such sums of money in cash as Lender may require, in an amount sufficient to remedy the condition described in such notice, and sufficient to pay any liens for labor, equipment and materials alleged to be due and payable at that time in connection with the Project, and, at Lender’s option, no further Loans shall be made by Lender until the provisions of this §2.14 have been fully complied with. All such deposited sums shall stand as additional security for the obligations and shall be disbursed by Lender in the same manner as Loans under this Agreement before any further Loan advances of proceeds shall be made. Lender shall have no obligation to pay the Borrower any interest with respect to such deposited funds. In the event that Mortgage Lender requires such Required Equity Funds to be deposited with Mortgage Lender, then such Required Equity Funds shall be deposited with Mortgage Lender instead of with Lender.
§3.    REPAYMENT OF THE LOAN.
§3.1    Stated Maturity. Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loan outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

§3.2    Mandatory Prepayments.
(a)    Borrower agrees that upon the occurrence of any refinance of the Mortgage Loan, at Lender’s option in its sole and absolute discretion, all of the Obligations outstanding on such date, together with any and all accrued but unpaid interest thereon and Exit Fees shall become absolutely due and payable.
(b)    If at any time there shall occur, whether voluntarily, involuntarily or by operation of law, a sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of (i) all or any portion of the Collateral Property, except for Permitted Liens; or (ii) any of the other Collateral, or (iii) any interest of Borrower in Owner, all of the Obligations outstanding on such date, together with any and all accrued but unpaid interest thereon and all applicable Exit Fees shall become absolutely due and payable.
§3.3    Optional Prepayments. Subject to §3.4 and §3.5 below, Borrower shall have the right to prepay the outstanding amount of the Loan, as a whole but not in part, at any time.
§3.4    Partial Prepayments. Partial prepayments of the Loan shall not be permitted hereunder without Lender’s prior written consent.
§3.5    Exit Fees. Notwithstanding anything contained herein to the contrary, in the event of (a) a sale of the Project to, or refinancing with, a third party, or (b) any other repayment of the Loan, Borrower shall pay to Lender an exit fee equal to the amount required to provide Lender with a fourteen percent (14%) annual rate of return, based on cumulative, non-compounded interest, on the $10,000,000.00 Loan amount (after taking into account previously received interest by Lender) (such fee being referred to herein as the “Exit Fee”). No such Exit Fee will be required to be paid to Lender if Lender or a wholly owned direct or indirect subsidiary of the Lender acquires the Project any time during the term of the Loan.
§3.6    Effect of Prepayments. Amounts of the Loan prepaid under §3.2 or §3.3 prior to the Maturity Date may not be reborrowed. Except as otherwise expressly provided herein, all payments shall first be applied to accrued but unpaid interest and then to principal as provided above.
§4.    CERTAIN GENERAL PROVISIONS.
§4.1    [Intentionally Omitted].
§4.2    Lender Fees. To induce Lender to enter into this Agreement and to extend to Borrower the Loan, Borrower shall pay to Lender on each Drawdown Date (including, without limitation, the Closing Date) a loan fee in the amount of two percent (2.00%) of the amount advanced by Lender on such Drawdown Date, which fee when paid shall be fully earned and non-refundable under any circumstances.
§4.3    Funds for Payments.

(a)    All payments of principal, interest, commitment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to Lender at a bank designated by Lender by certified check, wire transfer or other means approved by Lender, not later than 3:00 p.m. (Atlanta time) on the day when due, in each case in lawful money of the United States in immediately available funds.
(b)    All payments by Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, Borrower will pay to Lender on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable Lender to receive the same net amount which Lender would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Document.
§4.4    Computations. All computations of interest on the Loan and of other fees to the extent applicable shall be based on a 360‑day year and paid for the actual number of days elapsed, including the first date of the applicable period to but not including the date of repayment. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the Record of Lender from time to time shall be considered prima facie evidence of such amount.
§4.5    [Intentionally Omitted].
§4.6    [Intentionally Omitted].
§4.7    [Intentionally Omitted].
§4.8    [Intentionally Omitted].
§4.9    [Intentionally Omitted].
§4.10    Indemnity of Borrower. Borrower agrees to indemnify Lender and to hold Lender harmless from and against any loss, cost or expense that Lender may sustain or incur as a consequence of default by Borrower in making the payments or performing its obligations under §4.11.
§4.11    Interest on Overdue Amounts; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not Lender shall have accelerated the maturity of the Loan, the Loan shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the rate that would otherwise be applicable at such time

(the “Default Rate”) until such amount shall be paid in full (after as well as before judgment) or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, Borrower shall pay a late charge equal to five percent (5%) of any amount of interest and/or principal payable on the Loan or any other amounts payable hereunder or under the Loan Documents, which is not paid by Borrower within ten (10) days of the date when due (such late charge being applicable only to the amounts not paid within ten (10) days of the date when due). Borrowers acknowledge that it would be extremely difficult or impracticable to determine Lenders’ actual damages resulting from any late payment, Event of Default or prepayment, and the late charges, Default Rate and prepayment fees described in this Agreement are reasonable estimates of those damages and do not constitute a penalty.
§4.12    Certificate. A certificate setting forth any amounts payable pursuant to §4.10 or §4.11, and an explanation and calculation of such amounts which are due, submitted by Lender to Borrower, shall be conclusive in the absence of manifest error.
§4.13    Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between Borrower and Lender.
§5.    COLLATERAL SECURITY AND GUARANTY.
§5.1    Collateral. The Obligations of Borrower shall be secured by (i) a perfected first priority lien or security title for the benefit of Lender in the Collateral, (ii) the Indemnity Agreement, and (iii) such additional collateral from Borrower or other Persons, if any, as Lender from time to time may accept as security for the Obligations. Certain of the Obligations shall also be guaranteed pursuant to the terms of the Guaranty.
§5.2    Release of Collateral. Upon termination of this Agreement and the payment in full of all of the Obligations, Lender shall release the Collateral and shall execute such instruments of release as Borrower and its counsel may reasonably request.
§6.    REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as follows.
§6.1    Authority, Etc.
(c)    Organization; Good Standing. Borrower is a limited liability company duly organized pursuant to Borrower Organizational Agreements filed with the Secretary of State of Georgia and is validly existing and in good standing under the laws of the State of Georgia. Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of Borrower, Owner and the Guarantors (i) has all requisite power to own its respective properties and interests and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing in each jurisdiction where a failure to be so qualified in such jurisdiction could have a Material Adverse Effect on the business, assets or financial condition of such Person.
(d)    Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower, Owner or Guarantors is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, and (v) except as provided in the Loan Documents, do not and will not result in or require the imposition of any Lien on any of the properties, assets or rights of such Person.
(e)    Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which Borrower, Owner or Guarantors is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought.
§6.2    Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower, Owner or Guarantors is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained (including, without limitation, the consent of Mortgage Lender under the Intercreditor Agreement) and the filing of the Security Documents in the appropriate records office with respect thereto.

§6.3    Title to Properties; Leases. Borrower and Owner own all of the assets reflected in the balance sheets of Borrower and Owner, respectively, as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, (a) other than Permitted Liens as to Owner and (b) except as disclosed on such balance sheets with respect to Borrower. Guarantors own all of the assets reflected in the balance sheet of Guarantors dated as of the Balance Sheet Date, subject to no rights of others, including any rights of first refusal, rights of first offer or other right to acquire, mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances which would result in a default under the Guaranty. Without limiting the foregoing, Owner has good and marketable fee simple title to the Collateral Property, free from all liens or encumbrances of any nature whatsoever, except for the Permitted Liens. Owner is the insured under an owner’s policy of title insurance covering the Collateral Property in an amount not less than the purchase price of the Collateral Property.
§6.4    Financial Statements. Borrower has furnished or caused to be furnished to Lender: (a) the pro forma balance sheet of Borrower and Owner as of the Balance Sheet Date, certified by an Authorized Officer of Borrower, as fairly presenting the balance sheet of such Persons for such period, (b) the pro forma balance sheet of the Guarantors as of the Balance Sheet Date certified by Guarantor as fairly presenting the balance sheet of such Persons for such period, and (c) certain other financial information relating to Borrower, Owner and the Collateral Property requested by Lender. Such balance sheets and statements (other than those described in (c) above) have been prepared in accordance with generally accepted accounting principles and fairly present the respective financial conditions of Borrower, Owner and Guarantors as of such dates and the results of the operations of Borrower, Owner and Guarantors for such periods. There are no liabilities, contingent or otherwise, of Borrower, Owner or Guarantors involving material amounts not disclosed in said financial statements and the related notes thereto.
§6.5    No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or assets or business of or Owner Borrower taken as a whole as shown on or reflected in the balance sheets of Borrower and Owner as of the Balance Sheet Date, or their respective statement of income or cash flows for the fiscal period then ended, or as shown on or reflected in the balance sheet of Guarantors or their respective statement of income or cash flows for the fiscal period then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate on the business or financial condition of such Person and changes reflected in the balance sheet and the statement of income or cash flows of Borrower or Owner or the balance sheets and statements of income or cash flows of Guarantors, or other financial information submitted to Lender after the Balance Sheet Date.
§6.6    Franchises, Patents, Copyrights, Etc. Borrower, Owner and the Guarantors possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, material for the conduct of their business substantially as now conducted, free and clear of all liens and encumbrances, other than Permitted Liens, and without conflict with any rights of others, except where a failure to possess such rights would not have a Material Adverse Effect on the business, assets or financial condition of such Person.
§6.7    Litigation; Judgments. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or threatened against or affecting Borrower, Owner, the Guarantors or the Collateral Property before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, could, either in any case or in the aggregate, reasonably be expected to, result in a Material Adverse Effect with respect to the financial condition or business of such Person. There are no judgments outstanding against or affecting Borrower, Owner, the Guarantors or the Collateral Property.
§6.8    No Materially Adverse Contracts, Etc. None of Borrower, Owner or the Guarantors is subject to any partnership, charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect on the business, assets or financial condition of such Person. None of Borrower, Owner or the Guarantors is a party to any mortgage, indenture, contract, agreement or other instrument that has or is expected, in the judgment of the partners, members or officers of such Person, to have any Material Adverse Effect on the business, assets or financial condition of any of them.
§6.9    Compliance with Other Instruments, Laws, Etc. None of Borrower, Owner or the Guarantors is in violation of any provision of its partnership agreement, charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or a Material Adverse Effect on the financial condition, properties or business of such Person.
§6.10    Tax Status. Each of Borrower, Owner and the Guarantors (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, as the filing periods may have been extended, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from such Persons by the taxing authority of any jurisdiction, and the officers, members or partners of such Person know of no basis for any such claim. The Land is separately assessed for purposes of real estate tax assessment and payment. There are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, Owner or any Guarantor.
§6.11    No Event of Default. No Default or Event of Default has occurred and is continuing.
§6.12    Holding Company and Investment Company Acts. None of Borrower, Owner or the Guarantors is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, the Federal Power Act; nor is any of them an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.
§6.13    Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest or security title in, any property of Borrower or Owner.
§6.14    Setoff, Etc. The Collateral and the rights of Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except Permitted Liens.
§6.15    Certain Transactions. Except as disclosed in writing to Lender, none of the members, partners, officers, trustees, directors, or employees of Borrower, Owner or the Guarantors is a party to any transaction with Borrower or Owner (other than for services as members, partners, employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any member, partner, officer, trustee, director or such employee or, to the knowledge of such Person, any limited liability company, corporation, partnership, trust or other entity in which any member, partner, officer, trustee, director, or any such employee has a substantial interest or is a member, officer, director, trustee or partner, unless such contract, agreement or other arrangement is an arms length arrangement with terms comparable to those which would be obtained from an unaffiliated Person or is otherwise approved by Lender.
§6.16    Employee Benefit Plans. Borrower, Owner, Guarantors and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. None of Borrower, Owner, Guarantors, or any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Collateral nor the Collateral Property constitutes a “plan asset” (within the meaning of ERISA and the Code) of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.
§6.17    [Intentionally Omitted.]

§6.18    Environmental Compliance. Borrower, Owner, or an affiliate or agent thereof has taken or caused to be taken all commercially reasonable steps necessary to investigate the past and present conditions and usage of the Collateral Property and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.
(a)    None of Borrower, or any operator of the Collateral Property, or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the states in which any of the Collateral Property may be located (hereinafter “Environmental Laws”), which violation involves the Collateral Property and would have a material adverse effect on the environment or the business, assets or financial condition of such Person.
(b)    Neither Borrower nor Owner has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.
(c)    With respect to the Collateral Property and except as disclosed in the environmental reports described on Schedule 6.18 to this Agreement, (i) no portion of the Collateral Property has been used as a landfill or for dumping or for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Collateral Property; (ii) in the course of any activities conducted by Borrower, Owner, or the operators of any of their respective properties, no Hazardous Substances have been generated or are being used on the Collateral Property except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Collateral Property, which Release would have a material adverse effect on the value of any of the Collateral Property or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the Collateral Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Collateral Property; and (v) any Hazardous Substances that have been generated on the Collateral Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws.
(d)    None of Borrower, Owner or the Collateral Property is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.
§6.19    [Intentionally Omitted.]
§6.20    [Intentionally Omitted.]
§6.21    Regulations U and X. No portion of any Loan was or is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.
§6.22    [Intentionally Omitted.]
§6.23    Loan Documents. All of the representations and warranties made by or on behalf of Borrower, the Guarantors and Owner in this Agreement and the other Loan Documents or any document or instrument delivered to Lender pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and, none of Borrower, the Guarantors or Owner have failed to disclose such information as is necessary to make such representations and warranties not misleading in any material respect.
§6.24    Collateral Property. Borrower makes the following representations and warranties concerning the Collateral Property:
(a)    Status of Documents. Each of (a) the Organizational Documents, (b) the Construction Contract, (c) the Design Professional’s Contract, (d) the Civil Engineer’s Contract

and (e) all other Project Documents is in full force and effect and free from any default on the part of Owner which would have a Material Adverse Effect. Such documents are hereinafter sometimes collectively called the “Basic Agreements”. Borrower has provided Lender with true, correct and complete copies of the Basic Agreements.
(b)    Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Collateral Property are available through dedicated public rights of way or through perpetual private easements approved by Lender with valid permits and are adequate to service the Project in compliance with applicable law.
(c)    Access, Etc. The Collateral Property has direct access by trucks and other motor vehicles and by foot to dedicated and accepted public roads or through perpetual private easements approved by Lender. All private ways providing access to the Collateral Property are zoned in a manner which will permit access to the Project over such ways by trucks and other commercial and industrial vehicles. The Collateral Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Security Documents nor the exercise of any remedies thereunder by Lender shall violate any such law or regulation relating to the subdivision of real property.
(d)    No Required Collateral Property Consents, Permits, Etc. None of Borrower, the Guarantors or Owner have received any notice of, and has no knowledge of, any approvals, consents, or licenses required by applicable laws, rules, ordinances or regulations or any agreement affecting the Collateral Property for the maintenance, operation, servicing and use of the Collateral Property or the Project for its intended use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Collateral. To the best knowledge of Borrower and the Guarantors, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Collateral Property or any part thereof.
(e)    Insurance. None of Borrower, the Guarantors or Owner have received any outstanding notice from any insurer or its agent requiring performance of any work with respect to the Collateral Property or canceling or threatening to cancel any policy of insurance, and the Collateral Property complies with the requirements of all of Borrower’s, the Guarantors’ and the Owner’s insurance carriers.
(f)    Real Property Taxes; Special Assessments. To Borrower’s actual knowledge, there are no unpaid or outstanding real estate or other taxes or assessments on or against the Collateral Property or any part thereof which are payable by Borrower, the Guarantors or Owner (except only real estate or other taxes or assessments, that are not yet due and payable). Borrower has delivered to Lender true and correct copies of real estate tax bills for the Collateral Property for the most recent calendar year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Collateral Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith. Except as set forth in the Title Policy delivered to Lender, to Borrower’s actual knowledge, there are no betterment assessments or other special assessments presently pending with respect to any portion of the Collateral Property, and none of Borrower, the Guarantors or Owner have received any notice of any such special assessment being contemplated.
(g)    Historic Status. The Collateral Property is not located within any historic district pursuant to any federal, state or local law or governmental regulation.
(h)    Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Collateral Property or any part thereof, and, to the knowledge of Borrower, the Guarantors and Owner, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Collateral Property nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.
(i)    Leases. There are no occupancies, rights, privileges or licenses in or to the Collateral Property or portion thereof for the Collateral Property other than Qualified Leases. Except as disclosed in writing to Lender, no material leasing, brokerage or like commissions, fees or payments are due from Borrower, the Guarantors or Owner in respect of any Leases.
(j)    Basic Agreements. To the best knowledge of Borrower, there are no material claims or any bases for material claims in respect of the Collateral Property or its operation by any party to any Basic Agreement.
(k)    Other Material Real Property Agreements: No Options. There are no material agreements pertaining to the Collateral Property, the Project or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto), the Title Policy, the Basic Agreements or otherwise disclosed in writing to Lender by Borrower; and no person or entity has any right or option to acquire the Collateral Property or the Project or any portion thereof or interest therein.
(l)    Construction of the Project. As of the Closing Date, construction of the Project has not commenced. All construction of the Project will be consistent with the Plans and the Project Documents and in compliance with all applicable governmental approvals and all applicable covenants, conditions and restrictions. The use and occupancy of the Project when completed in accordance with the Plans and the Project Documents will comply with all applicable governmental approvals and with all applicable covenants, conditions and restrictions. The Construction Contract will be sufficient to complete the Project consistent with the Plans and in compliance with all applicable governmental approvals and all covenants, conditions and restrictions. The parking spaces to be located on the Collateral Property are and at all times will continue to be sufficient to satisfy all parking requirements of all governmental approvals for the Project.
(m)    Project Budget. The Project Budget constitutes all costs and expenses which will be incurred by Borrower and Owner in the acquisition, construction, development, financing, marketing, leasing and maintenance of the Collateral Property through the Maturity Date.

§6.25    Brokers. None of Borrower, the Guarantors, Owner, or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loan contemplated hereunder.
§6.26    Other Debt. None of Borrower, Owner or the Guarantors is in default of the payment of any Indebtedness or under any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture, lease or other material agreement to which any of them is a party, which default could result in a Material Adverse Effect. None of Borrower, Owner or the Guarantors is a party to or bound by any agreement, instrument or indenture other than the Mortgage Loan Documents that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of such Person. Borrower has provided to Lender copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrower, Owner or the Collateral Property and entered into by Borrower or Owner as of the date of this Agreement with respect to any Indebtedness of such Person.
§6.27    Use of Proceeds. No portion of the proceeds of the Loan shall be used for personal, family or household purposes.
§6.28    Transaction in Best Interests of Parties; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of Borrower, Owner, and the Guarantors. The direct and indirect benefits to inure to Borrower, Owner and the Guarantors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by Borrower, Owner and the Guarantors pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantors to enter into the Guaranty and the willingness of Borrower to enter into the Assignments of Interests, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable Borrower, Owner and the Guarantors to have available financing to conduct and expand their business.
§6.29    Solvency. As of the Closing Date and after giving affect to the transactions contemplated by this Agreement and the other Loan Documents, including Loan made or to be made hereunder, none of Borrower, Owner or the Guarantors is insolvent on a balance sheet basis, the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each such Person is able to pay its debts as they become due, and each such Person has sufficient capital to carry on its business.
§6.30    No Bankruptcy Filing. None of Borrower, Owner or the Guarantors is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of such other Persons.
§6.31    No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower, Owner or Guarantors with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.
§6.32    Special Purpose Entity; Restrictions.
(a)    Borrower is in full and complete compliance with the Borrower Organizational Agreements.
(b)    All duties, obligations and responsibilities required to be performed by the members of Borrower under the Borrower Organizational Agreements, as of the date hereof, have been performed in all material respects, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of such Borrower Organizational Agreements; it being acknowledged that for purposes of the foregoing, performed in all material respects shall include, but shall not be limited to, compliance with the Borrower Organizational Agreements so as not to affect Borrower’s status as a separate, single purpose or bankruptcy remote entity.
(c)    Owner is in full and complete compliance with the Owner Organizational Agreements.
(d)    All duties, obligations and responsibilities required to be performed by Borrower under the Owner Organizational Agreements, as of the date hereof, have been performed in all material respects, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of such Owner Organizational Agreements; it being acknowledged that for purposes of the foregoing, performed in all material respects shall include, but shall not be limited to, compliance with the Owner Organizational Agreements so as not to affect Owner’s status as a separate, single purpose or bankruptcy remote entity.
(e)    Except for the Owner Organizational Documents, the Loan Documents and the Mortgage Loan Documents, neither Owner nor Borrower is a party to or is bound by any indenture, contract or other agreement which purports to prohibit, restrict, limit, or control (i) the transfer or pledge of direct or indirect interests in Owner, (ii) the exercise of Voting Interests with respect to Owner, or (iii) the management of Owner.
§6.33    Organizational Documents. Attached hereto as Schedule 6.33 is a true, accurate and complete list of all of the Organizational Documents. Borrower has delivered to Lender true, correct and complete copies of the Organizational Documents, and none of the Organizational Documents has been modified or amended in any respect except as set forth on Schedule 6.33. Each of the Organizational Documents has been duly authorized, executed and delivered by the parties thereto and is in full force and effect.
§6.34    Ownership. Schedule 6.34 sets forth, as of the date hereof, the ownership structure of Owner, including Borrower and Guarantors, and the Persons owning and controlling Borrower, Guarantors and Owner and the form and jurisdiction of organization of each of such Persons. No Person owns any direct legal, equitable or beneficial interest in Borrower or Owner or has any right to vote or exercise control over Borrower, Owner or their management except as set forth on such Schedule. The ownership interests in Owner indicated on Schedule 6.34 are owned free and clear of all liens, restrictions, claims, pledges, encumbrances, charges or rights of third parties and rights of set‑off or recoupment whatsoever (other than those in favor of Lender hereunder). No Person other than the Lender has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral or the Collateral Property. Owner does not own any assets other than the Collateral Property and Borrower does not own any assets other than its 100% membership in Owner.
§6.35    Embargoed Persons. At all times throughout the term of the Loan, including after giving effect to any Permitted Equity Transfers, (a) none of the funds or other assets of Borrower, Owner or Guarantors shall constitute property of, or be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in Borrower, Owner or Guarantors, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan made by Lender is in violation of law (each, an “Embargoed Person”); (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Owner or Guarantors, as applicable, with the result that the investment in Borrower, Owner or Guarantors, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (c) none of the funds of Borrower, Owner or Guarantors, as applicable, have been or shall be derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Owner or Guarantors, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law, or may cause the assets to be subject to forfeiture or seizure.
§6.36    Mortgage Loan Documents.
(a)    Borrower has delivered to Lender true, correct and complete copies of the Mortgage Loan Documents.
(b)    As of the date hereof, the Mortgage Loan Documents are in full force and effect and no event of default, or any event which, with the passage of time or the giving of notice, or both, would constitute an event of default, has occurred pursuant to the terms of any of the Mortgage Loan Documents on the part of Owner or the other parties thereto.
§6.37    Effect of Loan Request. Each Loan Request submitted to Lender as provided in §2.4 hereof shall constitute an affirmation that the representations and warranties contained in this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and unless Lender is notified to the contrary, in writing, prior to the Drawdown Date of the requested Loan or any portion thereof, shall constitute an affirmation that the same remain true and correct on the Drawdown Date.

§7.    AFFIRMATIVE COVENANTS OF BORROWER.
Borrower covenants and agrees that, so long as any Loan or Note is outstanding or Lender has any obligation to make any Loan:
§7.1    Punctual Payment. Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all interest, fees and premiums provided for in this Agreement, all in accordance with the terms of this Agreement and the Note as well as all other sums owing pursuant to the Loan Documents.
§7.2    Maintenance of Office. Borrower will maintain, and will cause Owner to maintain, their chief executive offices at c/o Oxford Properties, LLC, One Overton Park, 3625 Cumberland Blvd., Suite 500, Atlanta, Georgia 30339, Attn: W. Daniel Faulk, Jr. or at such other place in the United States of America as Borrower shall designate upon prior written notice to Lender, where notices, presentations and demands to or upon Borrower in respect of the Loan Documents may be given or made.
§7.3    Records and Accounts. Borrower will, and will cause Owner to, (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves. Borrower will not make, and will not permit Owner to make, without the prior written consent of Lender, (x) any material changes to the accounting procedures used by Borrower or Owner in preparing the financial statements and other information described in §6.4 or §7.4, or (y) change its fiscal year.
§7.4    Financial Statements, Certificates and Information. Borrower will deliver or cause to be delivered to Lender:
(a)    as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of Borrower, the unaudited balance sheet of each of Borrower, Owner and the Guarantors at the end of such year, and the related unaudited statement of income, statement of changes in capital and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Borrower, Owner and by the Guarantors, respectively, that the information contained in such financial statements fairly presents the financial position of Borrower, Owner and the Guarantors, respectively, on the date thereof (subject to year end adjustments);
(b)    as soon as practicable, but in any event not later than thirty (30) days after the end of each month, (i) copies of the unaudited balance sheet of Borrower and Owner as at the end of such month, and the related unaudited statement of income for the portion of Borrower’s and Owner’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Borrower and Owner that the information contained in such financial statements fairly presents the financial position of Borrower and Owner on the date thereof (subject to year end adjustments); (ii) an operating statement for the Project for such month and year to date; (iii) copies of Borrower’s and Owner’s bank statements for the Reserve Account and a summary describing any payments made from such account during the prior month; (iv) a current certified rent roll for the Project; and (v) after the last quarter of each year, a detailed statement of all income and expenses for the Project for such year;
(c)    as soon as practicable, but in any event not later than thirty (30) days after the end of each of the first three (3) fiscal quarters of Borrower and Owner copies of the unaudited balance sheets of Borrower and Owner as at the end of such quarter, and the related unaudited statement of income, statement of changes in capital and statement of cash flows for the portion of Borrower’s and Owner’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Borrower and Owner, that the information contained in such financial statements fairly presents the financial position of Borrower and Owner on the date thereof (subject to year end adjustments);
(d)    contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all material contingent liabilities of Borrower, Owner and Guarantors which are not reflected in such financial statements or referred to in the notes thereto;
(e)    copies of all financial statements delivered to Mortgage Lender contemporaneously with the delivery thereof to Mortgage Lender;
(f)    evidence reasonably satisfactory to Lender of the timely payment of all real estate taxes for the Collateral Property; and
(g)    from time to time such other financial data and information as Lender may reasonably request.
§7.5    Notices.
(a)    Defaults. Borrower will promptly notify Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of Indebtedness, indenture (including, without limitation, any Mortgage Loan Documents) or other obligation to which or with respect to which any of Borrower, Owner or Guarantors is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, Borrower shall forthwith give written notice thereof to Lender, describing the notice or action and the nature of the claimed default.
(b)    Environmental Events. Borrower will promptly give notice to Lender (i) upon Borrower obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Collateral Property of Borrower or Owner; (ii) of any violation of any Environmental Law that Borrower or Owner reports in writing or is reportable by

Borrower or Owner in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Collateral Property and has the potential to result in a Material Adverse Effect with respect to the assets, liabilities, financial conditions or operations of Borrower or Owner.
(c)    Notification of Claims. Borrower will, immediately upon becoming aware thereof, notify Lender in writing of any setoff, claims (including, with respect to the Collateral Property of Borrower or Owner, environmental claims) withholdings or other defenses to which any of the Collateral or the Collateral Property, or the rights of Lender with respect to the Collateral or the Collateral Property are subject.
(d)    Notice of Litigation and Judgments. Borrower will give notice to Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of Borrower, Owner or the Guarantors or to which any of such Persons is or is to become a party involving a claim against any of such Persons in an amount in excess of $10,000.00 and stating the nature and status of such litigation or proceedings. Borrower will give notice to Lender, in writing, in form and detail reasonably satisfactory to Lender, within ten days of any judgment, whether final or otherwise, against Borrower, Owner or the Guarantors in an amount in excess of $10,000.00.
(e)    Copies of Mortgage Loan Requests. Borrower shall provide Lender with copies of all draw requests and all third party reports and reviews of the Project and its progress and all other back-up documentation related thereto that are provided to or for Mortgage Lender contemporaneously with the submittal of such documents and materials to Mortgage Lender. Lender reserves the right to require Borrower to (i) notify Lender of the date, time and location of all draw request meetings so that Lender may, at its option, attend such meetings (at Borrower’s expense), and (ii) require additional back-up documentation for all amounts requested pursuant to a draw request under the Mortgage Loan.
(f)    Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Property. Borrower will give prompt notice to Lender of any proposed sale, encumbrance, refinance or transfer by Borrower or Owner of all or any portion of the Collateral Property, except for Permitted Liens not constituting Liens granted pursuant to the Mortgage Loan.
§7.6    Existence; Maintenance of Properties.
(a)    Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect Borrower’s and Owner’s existence as a Georgia limited liability company. Borrower will do or cause to be done all things necessary to preserve and keep in full force all of Borrower’s and Owner’s rights and franchises.
(b)    Borrower (i) will cause all of Borrower’s and Owner’s properties used or useful in the conduct of Borrower’s and Owner’s business to be maintained and kept in good condition, repair and working order (ordinary wear and tear, casualty and condemnation excepted)

and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a Material Adverse Effect on the condition of Borrower’s and Owner’s properties or on the financial condition, assets or operations of Borrower or Owner. So long as the Loan remain outstanding, the Collateral Property shall be developed and operated in a first-class manner as a multi-family project.
§7.7    Insurance. With respect to the properties and businesses of Borrower and Owner, Borrower will procure and maintain or cause to be procured and maintained insurance or be a “Named Insured” on the General Contractor’s and Management Company’s policies, as applicable, with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, including, without limitation, “all risks” property insurance (including broad form flood, broad form earthquake coverages) on each Building and the contents therein of Borrower and Owner in an amount not less than one hundred percent (100%) of the full replacement cost of each such Building and the contents therein, with a replacement cost endorsement and an agreed amount endorsement, provided, however, that solely with respect to earthquake insurance, such coverage may be in an amount less than one hundred percent (100%) of the full replacement cost so long as such amount is commercially reasonable and in accordance with general practices of businesses engaged in similar activities in similar geographic areas and as may be required under the Mortgage Loan Documents as they exists on the date hereof, provided, however, each commercial general liability or umbrella liability policy with respect to the Collateral Properties shall name Lender as an additional insured and shall contain a cross liability/severability endorsement. Borrower shall promptly furnish to Lender all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 15 days prior to the expiration date of all such policies, Borrower shall deliver to Lender evidence of continued coverage, including a certificate of insurance, as may be satisfactory to Lender.
§7.8    Taxes. Borrower will pay or cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Collateral Property before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon Borrower, Owner, the Collateral and Borrower’s other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that Borrower will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.
§7.9    Inspection of Properties and Books. Upon reasonable prior notice, Borrower shall permit Lender, or any representative designated by Lender, (at Borrower’s expense) to visit and inspect the Collateral Property or any of Borrower’s or Owner’s offices, to examine the books of account of Borrower and Owner (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Borrower and Owner with, and to be advised as to the same by, Borrower’s or Owner’s officers, all at such reasonable times and intervals as Lender may reasonably request. Lender shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to Borrower’s and Owner’s activities at the Collateral Property. Borrower will cooperate and will cause its agents and contractors to cooperate to give Lender and its consultants full access to the Collateral Property. All inspections by Lender and its consultants shall be for the sole benefit of Lender for its loan administration purposes only. Neither Lender nor its consultants assumes any liability to Borrower, Owner or any other Person by reason of Lender’s or its consultant’s inspections. Neither Borrower nor any other Person may rely on Lender’s inspections for any purpose (including stage of completion, adequacy or workmanship, compliance with governmental approvals and covenants, conditions and restrictions, conformance with the Plans, Project Documents, or other matters related to design, construction and operation). Lender’s inspection of an item shall not result in any waiver of Lender’s rights in the event such item does not conform with this Agreement. Borrower shall keep, and shall cause Owner to keep, books and records fairly reflecting all of their business affairs and transactions.
§7.10    Compliance with Laws, Contracts, Licenses, and Permits. Borrower will comply, and will cause Owner to comply, with (a) all applicable laws and regulations now or hereafter in effect wherever their business is conducted, including all Environmental Laws, (b) the provisions of all applicable operating agreements, charter documents and by laws, (c) all agreements and instruments to which Borrower or Owner is a party or by which Borrower or Owner or any of Borrower’s or Owner’s properties may be bound including the Basic Agreements and any leases, (d) all applicable decrees, orders, and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of Owner’s and Borrower’s business or the ownership, use or operation of Owner’s and Borrower’s properties. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Borrower or Owner may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, Borrower will promptly take or cause to be taken all reasonable steps within the power of Borrower to obtain such authorization, consent, approval, permit or license and furnish Lender with evidence thereof.
§7.11    Monthly Meetings. Borrower shall coordinate and arrange monthly project meetings among senior management of Borrower and Owner and Lender on dates and times mutually agreeable to Borrower and Lender to review and discuss financial reports, marketing status, development status and leasing status for the Project and comparing actual results to budgeted projections.
§7.12    Further Assurances. Borrower will cooperate with Lender and execute such further instruments and documents as Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
§7.13    [Intentionally Omitted.]
§7.14    [Intentionally Omitted.]

§7.15    Casualty. In the event of any loss or damage to the Collateral Property, Borrower shall give prompt written notice to the insurance carrier and Lender. Borrower shall not, and shall not permit Owner to, settle, adjust or compromise any claim under such insurance policies without the prior written consent of Lender; provided, however, that Borrower or Owner may make proof of loss, settle, adjust or compromise any claim under such insurance policies solely to the extent expressly permitted under the Mortgage Loan Documents so long as no Default or Event of Default has occurred and is continuing. Any proceeds of such claim which are not (a) applied to the balance of the loan evidenced by the Mortgage Loan Documents or (b) used for the restoration and repair of the Collateral Property pursuant to the terms of the Mortgage Loan Documents, shall be paid to Lender and applied to the payment of the Obligations whether or not then due, less reasonable out-of-pocket expenses incurred in connection with the settlement, adjustment or compromise of such claim. Notwithstanding anything contained in the Loan Documents to the contrary, Lender hereby agrees that Borrower and Owner may use all insurance proceeds to restore and repair the Collateral Property, provided that such use is permitted under the terms of the Mortgage Loan Documents subject, however, to disbursement, oversight, inspection and monitoring requirements and controls required by the Mortgage Lender so long as the Mortgage Loan is outstanding and, thereafter, subject to disbursement, oversight, inspection and monitoring requirements and controls customary for construction loans for similar type properties in similar geographic areas.
§7.16    Condemnation. In the event that all or any portion of the Collateral Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, solely to the extent permitted under the Mortgage Loan Documents, Borrower shall give prompt written notice to Lender. Borrower shall not, and shall not permit Owner to, settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Lender; provided that Borrower or Owner may make proof of loss and settle or compromise any such claim, action or proceeding solely to the extent permitted under the Mortgage Loan Documents so long as no Default or Event of Default has occurred and is continuing. Any proceeds, award or damages from such damage or condemnation which are not (a) applied to the balance of the loan evidenced by the applicable Mortgage Loan Documents, or (b) used for the restoration and repair of the Collateral Property pursuant to the terms of the Mortgage Loan Documents, such shall be paid to Lender and applied to the payment of the Obligations whether or not then due less reasonable out-of-pocket expenses incurred in connection with the settlement or compromise of such claim, action or proceeding. Notwithstanding anything contained in the Loan Documents to the contrary, Lender hereby agrees that Borrower and Owner may use all condemnation proceeds, awards and damages to restore and repair the Collateral Property, provided that such use is permitted under the terms of the Mortgage Loan Documents subject, however, to disbursement, oversight, inspection and monitoring requirements and controls required by the Mortgage Lender so long as the Mortgage Loan is outstanding and, thereafter, subject to disbursement, oversight, inspection and monitoring requirements and controls customary for construction loans for similar type properties in similar geographic areas.

§7.17    Compliance. Borrower shall operate, and shall cause Owner to operate, their respective business in compliance with the terms and conditions of this Agreement and the other Loan Documents.
§7.18    Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that neither Borrower nor Owner will be deemed to hold “plan assets” (within the meaning of ERISA or the Code) at any time. Each owner of a direct or indirect equity interest in Owner has certified to Borrower and Lender, and Borrower shall require each proposed transferee of any direct or indirect equity interest in Owner, as a condition precedent to such transfer, to certify to Borrower and Lender, that the source of funds used or to be used by it to acquire its interest in Owner are not assets of any plan subject to Title I of ERISA or Section 4975 of the Code and are not deemed to be assets of any such plan under the U.S. Department of Labor’s plan asset regulations. Upon request by Lender, Borrower shall provide Lender with a copy of each such certification from each owner of a direct or indirect equity interest in Owner and will promptly provide Lender with a copy of each such certification from each proposed transferee.
§7.19    Preservation and Maintenance. Borrower shall, and shall cause Owner to, (i)  not permit or commit waste, impairment, or deterioration of the Collateral Property or abandon the Collateral Property, (ii)  not remove, demolish or structurally alter or permit or suffer the removal, demolition or alteration of any Building except with the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned, (iii) restore or repair promptly and in a good and workmanlike manner all or any part of the Collateral Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as Lender may approve in writing, (iv)  keep the Collateral Property, including the improvements thereon and any fixtures, equipment, machinery and personal property, in good order, repair and tenantable condition (subject to ordinary wear and tear, casualty and condemnation) and shall replace fixtures, equipment, machinery and personal property on the Collateral Property when necessary to keep such items in good order, repair, and tenantable condition, and (v) keep all trademarks, tradenames, servicemarks and licenses and permits necessary for the use and occupancy of the Collateral Property in good standing and in full force and effect and free and clear of all liens and encumbrances other than Permitted Liens. None of Borrower, Owner or any tenant or other Person shall remove, demolish or alter any Building now existing or hereafter erected on the Collateral Property or any other fixtures, equipment, machinery or personal property in or on the Collateral Property except when incident to the replacement of fixtures, equipment, machinery or other personal property with items of like kind and value. Borrower shall, and shall cause Owner to, comply with the asbestos operations and maintenance program in effect as of the date hereof (if any) or adopted hereafter with respect to the Collateral Property, and shall, and shall cause Owner to, not discontinue or materially modify such program without Lender’s prior written consent. In the event that Borrower or Owner shall remove any asbestos or asbestos-containing materials after the date hereof, such removal shall be performed in accordance with all applicable laws and, upon the request of Lender, Borrower shall provide evidence of such compliance to Lender.
§7.20    [Intentionally Omitted.]

§7.21    Borrower and Owner to Remain a Single-Purpose Entity. Borrower shall, and shall cause Owner to, conduct their respective business in full compliance with and to not violate the terms and conditions of their respective Organizational Agreements in any material respects, shall do all things necessary to observe limited liability company formalities and to preserve their respective existence, and Borrower will not, and will not permit Owner to, amend, modify or otherwise change their respective Organizational Agreements without the prior written consent of Lender, except as may be permitted pursuant to §8.13. Borrower shall, and shall cause Owner to, perform all of their respective duties, responsibilities and obligations under their respective Organizational Agreements, it being acknowledged that for purposes of the foregoing, perform in all material respects shall include, but shall not be limited to, compliance with their respective Organizational Agreements so as not to affect Borrower’s and Owner’s status as a separate, single purpose or bankruptcy remote entity.
§7.22    Leases.
(a)    The Borrower will take, or cause to be taken, all reasonable steps within the power of Borrower to market and lease the leaseable area of the Collateral Property in accordance with sound and customary leasing and management practices for similar properties in similar locations. Any such leasing activity shall be conducted in accordance with the terms of §7.22(b), below. The Borrower will, and will cause Owner to, (i) employ a form of lease that is reasonably acceptable to the Lender; (ii) fulfill, perform and observe each and every material condition and covenant to be performed by Owner under the Leases; (iii) promptly notify the Lender of any material litigation or administrative proceeding commenced by a tenant against the Owner or by the Owner against a tenant; (iv) at the sole cost and expense of the Borrower and Owner enforce the Leases in accordance with the Borrower’s and Owner’s reasonable business judgment; (v) if requested by the Lender from time to time, provide the Lender with true and correct copies of all Leases (including all amendments, modifications and renewals) in effect with respect to the Project; and (vi) appear in and defend, or settle in the Borrower’s and Owner’s reasonable business judgment, any action growing out of, or in any manner connected with, the Leases or any of them.
(b)    The Borrower will not, and will not permit Owner to,: (i) enter into, amend, supplement, or otherwise modify, terminate or cancel or accept surrender of, or consent to the assignment or subletting of, or grant any concessions to, or waive the performance of any obligations of any tenant, lessee or licensee under any now existing or future Lease any Lease on terms substantially less favorable to Owner than those generally found in the marketplace in which the Owner competes for business; or (ii) enter into any oral Lease.
(c)    The Borrower shall not, and shall not permit Owner to, collect any rents, issues, profits, revenues, income or other benefits payable under any of the Leases for the Collateral Property more than one (1) month in advance (provided that the foregoing shall not prohibit the collection of security deposits). The Borrower shall not, and shall not permit Owner to, directly or indirectly, cause or permit to exist, any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under, any Lease for all or any portion of the Collateral Property to the extent the same would reasonably be expected to result in a Material Adverse Effect.

§7.23    Intentionally Omitted.
§7.24    Project Documents. Without the prior written consent of Lender, Borrower shall not, and shall not cause, suffer or permit Owner or any other Person acting on behalf of or as agent for Borrower or Owner to, (i) enter into any Project Document, (ii) record any Project Document, (iii) modify or amend, in any material respect, any Project Document or the form thereof previously submitted to Lender, or (iv) cancel, terminate or surrender any Project Document.
§8.    CERTAIN NEGATIVE COVENANTS OF BORROWER.
Borrower covenants and agrees that, so long as the Loan is outstanding.
§8.1    Restrictions on Indebtedness. Borrower will not, and will not permit Owner to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(a)    Indebtedness of Borrower to Lender arising under any of the Loan Documents and Indebtedness of Owner to the Mortgage Lender arising under any of the Mortgage Loan Documents;
(b)    current liabilities of Owner incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
(c)    Indebtedness of Borrower and Owner in respect of taxes, assessments, governmental charges or levies and claims against Owner for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;
(d)    Indebtedness in respect of judgments or awards that would not constitute an Event of Default; and
(e)    endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.
§8.2    Restrictions on Liens, Etc. Without limiting the terms of §8.1, Borrower will not, and will not permit Owner to,(a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the rents, income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any

Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer or encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of Borrower or Owner which prohibits the creation or maintenance of any lien securing the Obligations (collectively “Liens”); provided that Borrower, without the consent of Lender, may, and may permit Owner to, create or incur or suffer to be created or incurred or to exist:
(i)    liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;
(ii)    deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pensions or other social security obligations;
(iii)    liens in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by §8.1(d);
(iv)    encumbrances on the Collateral Property consisting of easements, rights of way, covenants, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which Owner is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use, marketability or development of the property affected in the ordinary conduct of the business of Owner, and which encumbrances, liens or defects do not individually or in the aggregate have a materially adverse effect on the use or value of the Collateral Property and do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;
(v)    Liens in favor of the Mortgage Lender under the Mortgage Loan Documents.
(vi)    Liens in favor of Lender under the Loan Documents.
(vii)    Mechanic’s liens being contested in good faith in accordance with Section 7.8.
§8.3    Restrictions on Investments. Borrower will not, and will not permit Owner to, make or permit to exist or to remain outstanding any Investment except Investments by Borrower or Owner in:
(i)    marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by Borrower or Owner;
(ii)    [Intentionally Omitted]

(iii)    demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;
(iv)    [Intentionally Omitted];
(v)    [Intentionally Omitted];
(vi)    repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (i), (ii) or (iii) with banks described in the foregoing subsection (iii) or with financial institutions or other corporations having total assets in excess of $500,000,000;
(vii)    shares of so‑called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per‑share value, invest principally in investments described in the foregoing subsections (i) through (vi) and have total assets in excess of $50,000,000; and
(viii)    Investments by Owner in the Collateral Property.
§8.4    Merger, Consolidation. Neither Borrower nor Owner shall become a party to any merger, consolidation or other business combination or disposition of all or substantially all of its assets, or agree to effect any acquisition of substantially all of the assets of a Person, stock acquisition or other acquisition which may have a similar effect as any of the foregoing without the prior written consent of Lender, which consent may be withheld in the sole discretion of Lender.
§8.5    Sale and Leaseback. Neither Borrower nor Owner shall enter into any arrangement, directly or indirectly, whereby Borrower or Owner shall sell or transfer the Collateral Property in order that then or thereafter Borrower, Owner or any affiliate of Borrower or Owner shall lease back such Collateral Property.
§8.6    Compliance with Environmental Laws. Borrower will not and will not permit Owner or any tenants or other occupants of the Collateral Property to do any of the following: (a) use the Collateral Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances as are appropriate for an apartment project and used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on the Collateral Property, any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on the Collateral Property except in full compliance with Environmental Laws, (d) conduct any activity at the Collateral Property or use the Collateral Property in any manner so as to cause a Release of Hazardous Substances on, upon or into the Collateral Property or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

Borrower shall:
(i)    in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all commercially reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of Borrower) to confirm that no Hazardous Substances are or were Released or disposed of on the Collateral Property in violation of any Environmental Laws; and
(ii)    if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Collateral Property (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of the Collateral Property by Owner), cause the prompt containment and removal of such Hazardous Substances and remediation of the Collateral Property in full compliance with all applicable laws and regulations and to the reasonable satisfaction of Lender; provided, that Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of Lender and no action shall have been commenced by any enforcement agency. Lender may engage their own environmental engineer to review the environmental assessments and Borrower’s compliance with the covenants contained herein.
At any time after an Event of Default shall have occurred and be continuing hereunder, or, whether or not an Event of Default shall have occurred and be continuing, at any time that Lender shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred relating to the Collateral Property, or that the Collateral Property is not in compliance with the Environmental Laws, Lender may at its election obtain such environmental assessments of the Collateral Property prepared by an environmental engineer as may be reasonably necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Collateral Property, and (ii) whether the use and operation of the Collateral Property complies with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Collateral Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of the Collateral Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of Borrower.
Lender may, but shall never be obligated to remove or cause the removal of any Hazardous Substances from the Collateral Property (or if removal is prohibited by any Environmental Law, take or cause the taking of such other action as is required by any Environmental Law or otherwise required by Lender) if Borrower fails to comply with its obligations hereunder with respect thereto (without limitation of Lender’s right to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and Lender and its designees are hereby granted access to the Collateral Property at any time or times, upon reasonable notice, and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action. All costs, including, without limitation, the costs incurred by Lender in taking the foregoing action, damages, liabilities, losses, claims, expenses (including attorneys’ fees and disbursements) which are incurred by Lender, as the result of Borrower’s failure to comply with the provisions of this §8.6, shall be paid by Borrower to Lender upon demand by Lender and shall be additional obligations secured by the Security Documents.
§8.7    Distributions. Borrower will not make any Distributions until all Obligations of Borrower under the Loan Documents shall have been paid in full.
§8.8    Sources of Capital. Borrower shall, at all times maintain or have committed, identifiable available sources of capital to fund the total cost to complete the development of the Project on a timely basis in amounts and pursuant to agreements reasonably acceptable to Lender. Amounts available to be disbursed for such purposes pursuant to this Agreement or the Mortgage Loan Documents may be considered as a source of capital for the purposes of this §8.8.
§8.9    Asset Sales. Borrower will not, and will not permit Owner to, sell, assign, lease or dispose of all or substantially all of its business or assets (whether now owned or hereafter acquired), either in a single transaction or series of transactions, or enter into any agreement to do any of the foregoing. Borrower shall not, and shall not permit Owner to, sell, transfer, lease or otherwise dispose of all or any portion of any asset (including, without limitation, any interest in the Collateral Property) other than for fair market value.
§8.10    Additional Restrictions Concerning the Collateral and Collateral Property. Subject to the terms of §3.2(a) of this Agreement, and except for Permitted Equity Transfers and Permitted Liens, Borrower will not, and will not permit Owner to, without the prior written consent of Lender in each instance, directly or indirectly: (i) sell, convey, assign, transfer, contribute, option, mortgage, pledge, encumber, charge, hypothecate or dispose of the Collateral Property, any Collateral or any part thereof or interest therein; or any income or profits therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired; or (ii) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon, or any levy, seizure, attachment or foreclosure of, the Collateral Property, any Collateral or any part thereof or interest therein, or any income or profit therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired. For the purposes of this paragraph, the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of any interest in Owner or the creation or addition of a new member, new partner or other owner of any interest in Owner shall be deemed to be a transfer of an interest in the Collateral Property.
§8.11    Key Documents. Borrower agrees to deliver immediately to Lender copies of any notices, certificates, requests, demands or other instruments (including without limitation any notice of default, acceleration or the exercise or threat of exercise of any remedies thereunder) furnished or delivered to or by Borrower or Owner under or in any way relating to the Mortgage Loan Documents or any Basic Agreements.

§8.12    Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes. Borrower represents, warrants and covenants as of the date hereof and until such time as the Obligations are paid in full that each of Borrower and Owner:
(a)    does not own and will not own any asset other than the Collateral Property (as to Owner) and the Collateral (as to Borrower);
(b)    is not engaged and will not engage in any business other than the ownership and operation of the Collateral Property (as to Owner) and the Collateral (as to Borrower);
(c)    does not and will not have any Subsidiaries (whether the same would constitute an entity that could be consolidated on any of such Person’s financial statements or a minority interest) other than Borrower’s ownership of Owner;
(d)    will not enter into any contract or agreement with any partner, member, shareholder, principal or affiliate of Borrower, Owner or any affiliate of any such partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;
(e)    has not incurred and will not incur any Indebtedness, other than Permitted Indebtedness.
(f)    has not made and will not make any loans or advances to any third party;
(g)    is and will remain solvent and pay its debts and liabilities (including, without limitation, employment and overhead expenses) from its own assets as the same shall become due;
(h)    has done or caused to be done and will do all things necessary to observe limited liability company formalities, and to preserve its existence, and will not, nor will any member thereof amend, modify or otherwise change its operating agreement or other organizational documents in a manner which adversely affects Borrower’s or Owner’s existence as a single purpose entity;
(i)    will conduct and operate its business as presently conducted and operated;
(j)    will maintain books and records and bank accounts (if any) separate from those of its affiliates, including its members;
(k)    will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including any partner, member, shareholder or any affiliate of any partner, member or shareholder of Borrower or Owner);
(l)    will file its own separate tax returns or if such returns are filed jointly, such Persons shall be reflected as separate entities thereon;

(m)    will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(n)    will not, nor shall any member, partner, shareholder or affiliate, seek the dissolution or winding up, in whole or in part, of Borrower or Owner;
(o)    will not enter into any transaction of merger, consolidation or other business combination, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;
(p)    will not commingle the funds and other assets of Borrower or Owner with those of any partner, member, shareholder, any affiliate or any other Person;
(q)    has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;
(r)    does not and will not hold itself out to be responsible for the debts or obligations of any other Person; and
(s)    shall comply with the provisions of the its Organizational Agreements.
§8.13    Modification of Organizational Agreements and other Key Documents. Except for any modifications of the Borrower Organizational Agreements that may be necessary to reflect a Permitted Equity Transfer, Borrower shall not, nor shall Borrower permit any other Person to, modify, amend, cancel, release, surrender or terminate any of the Organizational Documents, or dissolve, liquidate, redeem, cancel, wind-up or permit the dissolution, liquidation, redemption, cancellation, winding-up or expiration of Borrower, Owner, or any of the Organizational Documents, or seek or permit the partition of any of the assets of Borrower or Owner, without in each instance the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Notwithstanding the foregoing, however, (a) Lender shall not unreasonably withhold its consent to any modification or amendment of (i) the Organizational Documents which does not affect or have an impact on the management of Borrower or Owner, any voting rights, the rights to receive distributions, any provisions regarding Borrower’s or Owner’s status as a separate, single-purpose or bankruptcy remote entity, any provisions of the Organizational Documents concerning actions that Borrower or Owner is either authorized to do or that are ultra vires, or otherwise materially affect Borrower or Owner or the rights and benefits afforded to Lender pursuant to this Agreement and the other Loan Documents (such modifications or amendments described in the foregoing proviso are hereinafter referred to as the “Minor Amendments”).
§8.14    Mortgage Loan Documents. Borrower shall not, and shall not permit Owner to, modify, amend, terminate, extend or seek a consent or waiver under the Mortgage Loan Documents in any respect without the prior written approval of Lender. Borrower shall not, and shall not permit Owner to, use or permit the use of any proceeds of the Mortgage Loan for any purpose not included in the Project Budget. Borrower shall, and shall cause Owner to, fully and timely comply with all terms and provisions of the Mortgage Loan Documents and shall, and shall cause Owner to, at all times during construction keep the Mortgage Loan “in balance” (including, without limitation, the payment required under §2.10 of the Construction Loan Agreement evidencing the Mortgage Loan).
§9.    DEVELOPMENT MATTERS.
§9.1    Borrower’s Equity. As a condition precedent to Lender’s funding of the Loan on the Closing Date, Borrower shall furnish to Lender evidence establishing to Lender’s satisfaction that the Owner, Borrower and/or Guarantors have directly or indirectly made equity contributions to the Project in the amount of at least $844,982.00, which amount may include up to $435,084.00 of the Development Fee (whether or not such fee is paid, waived or deferred) (“Borrower’s Minimum Equity Investment”). Any contributor of equity shall be subordinate to Lender, provided, however, that any such contributor of equity shall have the right to receive payments with respect to such equity so long as no Default or Event of Default exists.
§9.2    Project Changes. Borrower must obtain Lender’s prior written approval of (v) any proposed increase in the Project Budget, (w) any allocation of contingency funds or savings to other line items within the Project Budget, (x) any proposed changes in the work or materials or Plans, (y) any proposed changes to the Construction Contract, the Design Professional’s Contract or the Civil Engineer’s Contract, or to any subcontract or to any other construction or design related contract or (z) any new or additional contract related to the development, construction or design of the Project (each such instance in (v), (w), (x), (y) or (z), a “Project Change”), which Project Change would have the effect of (i) an increase in any line in the Project Budget by more than $50,000.00, or (ii) changing in a material way the Construction Finish Standards, or (iii) changing in a material way the overall aesthetic appearance of the Project or any significant services or amenities to be provided in connection with the Project, or (iv) diminishing the overall quality, functionality or marketability of the Project (each case (i) through (iv), a “Material Project Change”). For each proposed Material Project Change, Borrower will furnish copies of the proposed Material  Project Change to Lender. For purposes of clauses (w) and (i) in this §9.2, Project Budget shall be deemed to exclude the individual line items set forth in the Schedule of Values attached as Exhibit “C” to the Construction Contract and shall instead mean the “Hard Costs” line items set forth in the Project Budget attached hereto as Exhibit “C”.
§9.3    Development; Completion.
(g)    Borrower shall cause (x) development and construction of the Project to begin by the date that is forty-five (45) days from the date hereof, and (y) development and construction of the Project to be completed to the reasonable satisfaction of Lender on or before the Completion Date, unless otherwise approved by Lender in writing. Borrower shall, and shall cause Owner to, prosecute development and construction of the Project with good faith and diligence in compliance with the Construction Schedule. Borrower’s or Owner’s failure to proceed diligently and (subject to Permitted Delay) make regular progress toward completion of the Project, as determined by Lender acting reasonably, and/or Borrower’s or Owner’s failure to meet (subject to Permitted Delay) any of the other deadlines set forth in this Section 9.3, shall constitute an Event of Default.

(h)    All construction will be performed free of defects in a good and workmanlike manner with materials which are new and of high quality. The Project will be equipped with furnishings, fixtures and equipment which are new and of high quality. All construction shall be performed in compliance with the Plans, all applicable governmental approvals and all requirements of any applicable covenants, conditions and restrictions and the Project Documents. Borrower will, or will cause Owner to, promptly correct any defects in construction or material deviations from the Plans. The Borrower agrees that any Loan made by Lender, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, Lender, shall not constitute a waiver of Lender’s right to require compliance with this §9.3(b). Borrower will not, and will not permit Owner to, commence any phase of construction or operation until it has secured all required permits, licenses or other authorizations from the applicable governmental authorities. All materials and labor purchased and employed for the Project shall be used solely for the Project and for no other purpose. No changes will be made to the Plans except in accordance with Section 9.2 hereof, and all such changes shall be in compliance with applicable governmental approvals. All upgrades shall be performed in compliance with the applicable standards set forth in this subsection (b).
§10.    CLOSING CONDITIONS.
§10.1    Conditions to Loan Closing. Prior to and as a condition to the closing of the Loan, Lender must have received and approved the items (and obtained evidence of the satisfaction of the items) specified in this Section 10. These items must be fully executed where applicable, and all submissions which are not originals must be true and complete copies of these items and if requested by Lender, must be so certified by Borrower, Owner or Guarantor or both such parties (as the case may be).
(h)    Loan Documents. The Loan Documents, including satisfaction by Borrower of all of the conditions to closing set forth therein, and the Mortgage Loan Documents.
(i)    Title Policy. A copy of the owner’s title insurance policy for the Project naming Owner as the insured thereunder and containing a “mezzanine loan” endorsement in form and substance reasonably satisfactory to Lender.
(j)    Survey. The Survey which shall be prepared and be certified in accordance with the Surveyor Certification.
(k)    Insurance. Evidence reasonably satisfactory to Lender that the appropriate insurance required under Section 7.7 at the time of Closing is in effect.
(l)    Formation, Authority and Good Standing Documents. The following items:
(i)    Evidence of the due organization or incorporation and good standing of Borrower, Owner and each Guarantor, as certified by the Secretary of State of such party’s state of organization or incorporation, from the appropriate authority of such state and any other jurisdiction where the failure to so qualify would have a Material Adverse Effect.

(ii)    True, correct and complete copies of all Organizational Documents.
(iii)    Evidence of the due authorization of this transaction by Borrower, Owner and each Guarantor, including, without limitation, corporate, partnership or limited liability company resolutions specifically authorizing this transaction and incumbency certificates with original specimen signatures for the officers signing the Loan Documents.
(m)    Opinions of Borrower’s, Owner’s, and Guarantors’ Counsel. Legal opinions from Borrower’s, Owner’s, and each Guarantor’s counsel, whose identity must be satisfactory to Lender, addressing corporate, partnership and limited liability company organization, authority and good standing, the enforceability of the Loan Documents, usury and such other matters which Lender may request.
(n)    UCC Searches. Federal, state and local tax and judgment lien searches and searches of the appropriate Uniform Commercial Code filing offices showing no Liens affecting the Collateral, Borrower or the Owner other than the Permitted Liens.
(o)    Financial Statements. The most current financial statements available for Borrower, Owner and each Guarantor, certified as required in and meeting the other requirements of Section 6.4.
(p)    Appraisal. Lender is in receipt of an acceptable appraisal of the Collateral Property which reflects both an “As-Is” value for the Collateral Property and a “To Be Developed” value for the Collateral Property prepared by an appraiser acceptable to Lender who is a member of the American Institute of Collateral Property Appraisers and complying with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (“FIRREA”).
(q)    Environmental Report. A complete environmental report addressed to Lender, prepared in such detail as Lender may require by a firm approved by Lender, together with complete copies of all existing environmental and hazardous material, studies and reports, obtained by Borrower or Owner, which environmental reports shall be acceptable to Lender.
(r)    Soil Report. A reasonably acceptable soil report for the Collateral Property prepared by a licensed soil engineer, showing the location of all borings and containing recommendations for the design of foundations, paved areas, and underground utilities.
(s)    Project Budget. The Project Budget and, if Lender requests, a detailed explanation of the assumptions for any line item or category of costs within the Project Budget.
(t)    Design Contracts. Lender shall have received a copy of the Design Professional’s Contract with Architect, the Civil Engineer’s Contract with Civil Engineer, and any other design or engineering contracts Owner has entered into.
(u)    Plans. One set of the Plans and a detailed listing of the Plans.

(v)    Construction Schedule. A detailed schedule (the “Construction Schedule”) of construction of the Project and corresponding expenditures showing anticipated construction progress for each trade and showing completion of the Project as provided in Section 9.3.
(w)    Permits and Governmental Approvals. Evidence that Owner has obtained the land disturbance permit and all other governmental approvals necessary for construction of the Project in accordance with the Plans and the Project Documents.
(x)    Zoning. Evidence confirming that the development and planned use of the Project is in compliance with all applicable zoning Laws and other applicable governmental approvals. The zoning endorsement required to be delivered in connection with the issuance of the Title Policy shall satisfy this condition unless Lender reasonably requests other information or evidence.
(y)    Utilities. Evidence that all sewer, water, electrical, telephone and any other utility services are available at the Collateral Property in adequate supply for the Collateral Property at connection costs reflected in the Project Budget, and that no condition exists which materially adversely affects Owner’s right to use such services. This evidence shall include letters from the applicable utility providers.
(z)    Other Contractors. A list of all other contractors or subcontractors who will be working on the Project, a copy of the standard form subcontract, and copies of executed subcontracts reasonably requested by Lender.
(aa)    Project Documents. A list of any other Project Documents showing the dollar values of such contracts and the work to be done, together with copies of any such contracts and consents to the collateral assignment of such Project Documents as Lender may reasonably request.
(bb)    Tax Bill. A copy of the most recent real estate tax bills for the Collateral Property.
(cc)    Development Agreement. A true, correct and complete copy of the Development Agreement.
(dd)    Construction Contract. Lender shall have received a construction contract between Owner and the General Contractor in form and substance satisfactory to Lender and which shows total costs consistent with the Project Budget (such contract, including, without limitation, the general conditions and any special conditions, the “Construction Contract”). Subject to Section 9.2, the Construction Contract shall not be amended, restated, modified, replaced or supplemented without the consent of Lender in its sole discretion.
(ee)    Borrower’s Equity. Evidence that Borrower and Owner have invested in the Collateral Property or otherwise expended for Project Costs in accordance with the Project Budget Borrower’s Minimum Equity Investment as required under Section 9.1.

(ff)    Mortgage Loan. Evidence that the Mortgage Loan is closing contemporaneously with the closing of the Loan and evidence that contemporaneously with the closing of the Loan, and Lender and Mortgage Lender shall have executed an Intercreditor Agreement satisfactory to Lender in its sole and absolute discretion.
(gg)    Compliance with Laws. Evidence that the Collateral Property is in compliance with all local, state, and federal environmental laws, and that there are no conditions existing currently or likely to exist throughout the term of the Loan that require or are likely to require clean-up, removal or other remedial action pursuant to such environmental laws.
(hh)    Litigation. Except as disclosed on Schedule 6.7, there shall be no pending or threatened litigation known to Borrower against Borrower, Owner the Guarantors or the Collateral Property.
(ii)    Casualty or Condemnation. No casualty has occurred or condemnation proceeding has been initiated, which in Lender’s sole and absolute discretion, could have a Material Adverse Effect.
(jj)    Material Adverse Effect. No event or series of events shall have occurred which has resulted in a Material Adverse Effect.
(kk)    Representations True; No Default. Each of the representations and warranties made by or on behalf of Borrower, Owner, Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.
(ll)    No Legal Impediment. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of Lender would make it illegal for Lender to make the Loan.
(mm)    Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in substance and in form to Lender, and Lender shall have received all information and such counterpart originals or certified or other copies of such documents as Lender may reasonably request.
(nn)    Additional Matters. Borrower shall have delivered to Lender such other or additional documents, instruments, information or items as Lender may reasonably require.
§11.    CONDITIONS OF SUBSEQUENT ADVANCES.

The obligation of the Lender to make any Loans after the Closing Date shall be subject to the satisfaction of the following conditions precedent:
§11.1    Prior Conditions Satisfied. All conditions precedent to the Closing and the initial advance of the Loan on the Closing Date set forth in §10 above, and any prior Loan under this §11 shall continue to be satisfied as of the Drawdown Date of such Loan.
§11.2    Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of such Loan, and on the Drawdown Date of such Loan there shall exist no Default or Event of Default.
§11.3    Representations and Warranties. Each of the representations and warranties made by Borrower, Owner and Guarantors in the Loan Documents or otherwise made by or on behalf of Borrower, Owner or the Guarantors in connection therewith after the date thereof shall have been true and correct in all respects on the date when made and shall also be true and correct in all material respects on the Drawdown Date of such Loan (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date and no Default or Event of Default shall have occurred and be continuing).
§11.4    Receipt of Lender. The Lender shall have received:
(a)    Loan Request. A Loan Request complying with the requirements hereof, including those set forth in §2.4 hereof;
(b)    Updates to Title Policy. An update to the Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent;
(c)    Current Survey. Once all foundations have been poured, an updated Survey disclosing no violation, encroachment or other variance from applicable set backs or other restrictions unless approved by Lender;
(d)    Approval by Lender and Construction Inspector. Approval of the Loan Request for such Loan by the Lender, and if requested by Lender by the Construction Inspector, together with evidence reasonably satisfactory to Lender in order to verify or confirm, based on on-site observations and submissions by the applicable contractor, (i) that the construction of the Project to the date thereof was performed in a good and workmanlike manner and in accordance with the Plans, (ii) the estimated total cost of construction of the Project, (iii) the percentage of in place construction of the Project, and (iv) that the remaining undisbursed portion of the Loan and the Mortgage Loan and Required Equity Funds allocated for such purpose in the Project Budget is adequate to complete the construction of the Project; and
(e)    Contracts. Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by a firm fixed price or guaranteed maximum price contract or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory to Lender.
§12.    EVENTS OF DEFAULT; ACCELERATION; ETC.
§12.1    Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
(c)    Borrower shall fail to pay any principal of the Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
(d)    Borrower shall fail to pay any interest on the Loan or any other fees or sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
(e)    Borrower shall fail to comply with any of its covenants contained in §3.2 or §§8.1, 8.2, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.13 or 8.14 hereof;
(f)    Borrower, Owner, Guarantors, or any other party shall fail to perform or cause to be performed any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this §12.1);
(g)    any representation or warranty made by or on behalf of Borrower, Owner or Guarantors in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;
(h)    Intentionally Omitted;
(i)    the occurrence of any “Default” (as defined in the Mortgage Loan Documents) under the Mortgage Loan Documents;
(j)    Borrower, Owner or any Guarantor (A) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person of any substantial part of the assets of any thereof, (B) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (C) shall take any action to authorize or in furtherance of any of the foregoing;

(k)    a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of Borrower, Owner or any Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;
(l)    a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Borrower, Owner or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;
(m)    there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against Borrower, Owner or Guarantors that, with other outstanding uninsured final judgments, undischarged, against such Person exceeds (a) in the aggregate $10,000.00 with respect to Borrower or Owner, or (b) $10,000.00 with respect to any Guarantor;
(n)    if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lender, or any action at law, suit in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower, Owner, any Guarantor or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;
(o)    any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, Owner or any Guarantor or any sale, transfer or other disposition of the assets of the Borrower, Owner or any Guarantor other than as permitted under the terms of this Agreement or the other Loan Documents;
(p)    any suit or proceeding shall be filed against Borrower, Owner or any Guarantor or any of their respective assets which in the good faith business judgment of Lender after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of such Person to perform each and every one of their respective material obligations under and by virtue of the Loan Documents;
(q)    Borrower, Owner or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person;

(r)    a Change of Control shall occur without the prior written approval of Lender;
(s)    with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and Lender shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of Borrower, Owner or any Guarantor or to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;
(t)    any Guarantor denies that it has any liability or obligation under the Guaranty, or shall notify Lender of such Guarantor’s intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty;
(u)    any default or event of default, as defined in any of the other Loan Documents shall occur and continue to exist beyond any applicable grace or notice or cure period provided in such other Loan Documents;
(v)    any material default by Borrower or Owner shall occur under any of the Basic Agreements, which is not cured within any applicable cure period, or any of the Basic Agreements are terminated or amended without obtaining the approval of Lender, if such approval is required by the Loan Documents;
(w)    the failure of Owner to perform its obligations under the Purchase Option Agreement;
then, and in any such event, Lender may, by notice in writing to Borrower declare, the Lender’s obligations to make Loans hereunder automatically shall so terminate and all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; provided that in the event of any Event of Default specified in §12.1(h), §12.1(i) or §12.1(j), the obligations of Lender to make Loans hereunder to be terminated, whereupon the same shall terminate and Lender shall be relieved of all obligations to make Loans to the Borrower, and/or declare all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of Lender.
§12.1A.    Limitation of Cure Periods. Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(a) or §12.1(b) in the event that Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Note, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) or §12.1(e) in the event that Borrower cures such default with thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to comply with §3.2 or §8 or to any default excluded from any provision for cure of defaults contained in any other of the Loan Documents.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any reference in this Agreement or any other Loan Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right on the part of Borrower or any other party to cure any default following the expiration of any applicable grace or notice and cure period.
In the event that Borrower obtains any knowledge that any representation or warranty made by or on behalf of Borrower, the Guarantors or Owner in this Agreement or any of the other Loan Documents to its knowledge and belief shall be untrue or misleading, Borrower shall promptly notify Lender in writing of the same and shall, within thirty (30) days after learning such representation or warranty is untrue or misleading, take such actions as are required to cause such warranty or representation to be correct.
§12.2    [Intentionally Omitted.]
§12.3    [Intentionally Omitted.]
§12.4    Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not Lender shall have accelerated the maturity of the Loan pursuant to §12.1, Lender, may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon Lender or the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees actually incurred.
§12.5    Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)    First, to the payment of, or (as the case may be) the reimbursement of, Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Lender to protect or preserve the collateral or in connection with the collection of such monies by Lender, for the exercise, protection or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement or any of the other Loan Documents in connection with protective advances or in respect of the Collateral or in support of any provision of adequate indemnity to Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Lender to such monies;
(b)    Second, to all other Obligations in such order or preference as Lender shall determine; provided, however, that Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable; and
(c)    Third, the excess, if any, shall be returned to Borrower or to such other Persons as are entitled thereto.
§12.6    Default Under Mortgage Loan Documents. Notwithstanding anything herein to the contrary (including without limitation §12.1(f)), Borrower hereby expressly agrees that any “Default” (as defined in the Mortgage Loan Documents) (which shall be deemed to include maturity of the debt evidenced and secured by any of the Mortgage Loan Documents or any other occurrence which would give any holder of any of the Mortgage Loan Documents the right to exercise remedies thereunder) shall constitute and be deemed to be an Event of Default under this Agreement for which no right to cure shall be available. Without limiting the foregoing, a “Default” under the Mortgage Loan Documents shall conclusively be deemed to have occurred upon the declaration, statement or notice from the applicable mortgagee as to the existence or occurrence of a “Default” under any of the Mortgage Loan Documents. Upon the occurrence of any default under the Mortgage Loan Documents, Borrower shall deliver to Lender within five (5) business days after the first to occur of (x) receipt by Borrower or Owner of notice of such default from any mortgagee or (y) the date Borrower or Owner obtains actual knowledge of the occurrence of such default, a detailed description of the actions to be taken by Borrower or Owner to cure such default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Lender. Borrower shall take, or shall cause Owner to take, all such actions as are necessary to cure such default under the Mortgage Loan Documents by the date approved by Lender, and shall deliver to Lender not less frequently than weekly thereafter written updates concerning the status of Borrower’s and Owner’s efforts to cure such default. Lender shall have the right, but not the obligation, to pay any sums or to take any action which Lender deems necessary or advisable to cure any default or alleged default under the Mortgage Loan Documents (whether or not Borrower or Owner is undertaking efforts to cure such default or the same is a “Default” under the Mortgage Loan Documents or a Default or Event of Default hereunder), and such payment or such action is hereby authorized by Borrower, and any sum so paid and any expense incurred by Lender in taking any such action shall be evidenced by this Agreement and secured by the Security Documents and shall be immediately due and payable by Borrower to Lender upon Borrower’s receipt of written demand therefor with interest at the rate for overdue amounts set forth in §4.11 until paid. Lender shall be authorized to take such actions upon the assertion by any holder of any of the Mortgage Loan Documents of the existence of such default or “Default” without any duty to inquire or determine whether such default or “Default” exist. The consent or waiver by a holder of the Mortgage Loan Documents of any “Default” under the Mortgage Loan Documents or the cure of such “Default” under the Mortgage Loan Documents shall not annul the occurrence of an Event of Default hereunder unless otherwise approved by Lender. Borrower shall permit, and shall cause Owner to permit, Lender to enter upon the Collateral Property for the purpose of curing any default or alleged default under the Mortgage Loan Documents or hereunder. Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Mortgage Loan Documents, and Borrower hereby authorizes and directs, on behalf of itself and Owner, the holder or holders of the Mortgage Loan Documents to pay such excess proceeds directly to Lender up to the amount of the Obligations. Notwithstanding the foregoing, Lender agrees that (a) with respect to any monetary default under the Mortgage Loan Documents (other than a failure to pay upon maturity of the Mortgage Loan), prior to Lender commencing any right to cure such monetary default, Lender shall provide Borrower and Owner with the opportunity to cure such monetary default until the earlier to occur of (i) such time as Owner’s cure period (if any) expires under the Mortgage Loan Documents, or (ii) Lender determining in its sole and absolute discretion that action by Lender is necessary or appropriate to preserve or protect from loss or impairment the rights available to Lender under the Intercreditor Agreement or the Mortgage Loan Document, or applicable laws, all of which may be made, given or undertaken without any notice to or consent of Borrower, (b) with respect to any non-monetary default under the Mortgage Loan Document, prior to Lender commencing any right to cure such non-monetary default, Lender shall provide Borrower with the opportunity to cure such non-monetary default until the earlier to occur of (x) 30 days following Borrower’s or Owner’s receipt of notice of such non-monetary default or (y) Lender determining in its sole and absolute discretion that action by Lender is necessary or appropriate to preserve or protect from loss or impairment the rights available to Lender under the Intercreditor Agreement or the Mortgage Loan Document, or applicable laws, all of which may be made, given or undertaken without any notice to or consent of Borrower.
§12.7    Replacement of Developer.
(a)    Upon the occurrence and during the continuance of any Event of Default, Lender may direct Borrower in writing to, and Borrower shall replace, or shall cause Owner to replace, Oxford Properties, LLC as the developer of the Project, or such portions thereof as Lender may direct with a developer approved by Lender, subject to any conditions in the applicable Mortgage Loan Documents to the qualifications and approval of such developer agent and the form and terms of any new development management agreement. Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do and perform any acts which are referred to in this §12.7(a), in the name and on behalf of Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.
(b)    Upon the written demand of Lender following the occurrence of and during the continuance of an Event of Default, Borrower shall deliver or cause to be delivered to Lender or Lender’s designee all books, records, contracts, files and other correspondence relating to the Collateral Property and other property and assets of Borrower and Owner. In addition, upon the occurrence and during the continuance of an Event of Default, Borrower shall upon the written demand of Lender cause all earnest money deposits, tenant security deposits (whether in the form of cash, letter of credit or otherwise) and other refundable deposits paid to or held by or on behalf of Borrower or Owner in connection with the contracts to purchase property to be delivered to Lender, subject to the rights of the Mortgage Lender under the Mortgage Loan Documents.
§13.    SETOFF.
Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from Lender to Borrower or Owner and any securities or other property of Borrower in the possession of Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to Lender.
§14.    INTENTIONALLY OMITTED.
§15.    EXPENSES. Borrower agrees to pay (a) the reasonable costs and expenses of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by Lender (other than taxes based upon Lender’s net income or franchise taxes of Lender), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Documents and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by Lender after the Closing Date (Borrower hereby agreeing to indemnify Lender with respect thereto), (c) all title insurance premiums, appraisal fees, engineer’s fees, engineering and environmental reviews and the reasonable fees, expenses and disbursements of Lender’s counsel incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, costs, expenses and disbursements of Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein or the addition or substitution of other Collateral, (e) all reasonable out of pocket expenses (including reasonable attorneys’ fees and costs actually incurred, which attorneys may be employees of Lender and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by Lender in connection with any such enforcement proceedings) incurred by Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against Borrower or Owner or the administration thereof after the occurrence of a Default or Event of Default, (ii) the sale of, collection from or other realization upon any of the Collateral, (iii) the failure by Borrower or Owner or any other person pledging Collateral to perform or observe any provision of the Loan Documents, and (iv) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Lender’s relationship with Borrower, Owner or the Guarantors, (f) all reasonable fees, expenses and disbursements of Lender incurred in connection with UCC searches, UCC filings, title rundowns or title searches, (g) all reasonable costs incurred by Lender in the future in connection with its inspection of the Collateral Property, and (h) the reasonable fees, costs, expenses and disbursements of Lender incurred in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), including, without limitation, the costs incurred by Lender in connection with its inspection of such Collateral, and the fees and disbursements of Lender’s counsel. The covenants of this §15 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.
§16.    INDEMNIFICATION. Borrower agrees to indemnify and hold harmless Lender and the shareholders, directors, agents, officers, subsidiaries, and affiliates of Lender and any Person that controls Lender from and against any and all claims, actions or causes of action and suits whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or which otherwise arise in connection with the financing including, without limitation, (a) any actual or proposed use by Borrower of the proceeds of any of the Loan, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of Borrower or Owner, (c) Borrower or Owner entering into or performing this Agreement or any of the other Loan Documents, (d) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Collateral Property, (e) in the event that Lender or any nominee of Lender shall foreclose or otherwise obtain title to all or any portion of the Collateral, any obligations, duties or liabilities of Borrower, Owner or any other Person pledging Collateral, (f) with respect to Borrower and Owner and their respective properties, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), (g) the exercise by Lender of the rights and remedies set forth in Article 12, (h) any claims that may be made against Lender or its nominee with respect to any exclusions or limitations from non-recourse provisions contained in any of the Mortgage Loan Documents, (i) any cost, claim or liability under Owner Organizational Agreements or the Mortgage Loan Documents, (j) any cost, claim, liability, damage or expense in connection with any harm Borrower may be found to have caused in the role of a broker, in each case including, without limitation, the reasonable fees and disbursements of counsel actually incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Guarantors shall be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction, (k) any condition, use, operation or occupancy of the Project or (l) any and all claims, actions or causes of action and suits related to or in connection with the sale of any interests in the Collateral Property, including, without limitation any claims, actions or suits regarding violations or alleged violations of any state or federal securities laws. If, and to the extent that the obligations of Borrower under this §16 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §16 shall survive the repayment of the Loan and the termination of the obligations of Lender hereunder and shall continue in full force and effect as to Lender so long as the possibility of any such claim, action, cause of action or suit exists under applicable law, rule or regulation. Nothing herein shall require Borrower to indemnify any such indemnified party from any matter, cost or expense relating to a Release of Hazardous

Substances or violation of any Environmental Law first occurring after the Lender or its nominee acquires title to the Property or the equity interests in Borrower by the exercise of its foreclosure remedies or by transfer in lieu of foreclosure.
§17.    SURVIVAL OF COVENANTS, ETC.
All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of Borrower, Owner or the Guarantors shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by Lender of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding. The indemnification obligations of Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of Lender hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to Lender at any time by or on behalf of Borrower, Owner or the Guarantors pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.
§18.    ASSIGNMENT AND PARTICIPATION.
§18.1    Assignment. Lender may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement, the Note and the other Loan Documents. Borrower shall execute such amendments to the Loan Documents as may be requested by Lender to effect such assignment; provided that any such amendments shall not increase (i) any monetary obligation of Borrower under the Loan Documents or (ii) any other obligation of Borrower under the Loan Documents in any materially adverse respect. Notwithstanding the foregoing, at the request of Lender, Borrower shall deliver one or more new component notes to replace the original Note or modify the original Note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average spread as the original note).
§18.2    Participations. Lender may sell participations to one or more Persons in all or a portion of Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications other than rights to approve any additional funding by Lender beyond the Loan amount and (c) such participant shall have no direct rights against Borrower except the rights granted to Lender pursuant to §13.
§18.3    Pledge by Lender. Lender may at any time pledge or assign all or any portion of its interest and rights under this Agreement (including all or any portion of the Note). No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.4    No Assignment by Borrower. None of Borrower, Owner or the Guarantors shall assign or transfer any of their respective rights or obligations under any of the Loan Documents without the prior written consent of Lender.
§18.5    Disclosure. Borrower agrees that in addition to disclosures made in accordance with standard banking practices Lender may disclose information obtained by Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.
§19.    NOTICES.
Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”) but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, except for any notice required under applicable law to be given in another manner, shall be deemed to have been properly given, served and received (i) if delivered by hand, when delivered, (ii) if sent by reputable overnight courier when delivered as evidenced by the signed receipt therefor and (iii) if mailed by United States certified or registered mail, postage prepaid, return receipt requested, on the date reflected on the return receipt therefor:
If to Lender, to such party at:
City Park Mezzanine Lending, LLC
c/o Preferred Apartment Communities, Inc.
One Overton Park
3625 Cumberland Blvd., Suite 400
Atlanta, Georgia 30339
Attn: Leonard A. Silverstein, Esq.
With a copy to:
McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attn: Jess A. Pinkerton, Esq.
If to Borrower or Guarantors, to such party at:
Oxford City Park Development LLC
One Overton Park
3625 Cumberland Blvd., Suite 500
Atlanta, Georgia 30339
Attn: W. Daniel Faulk, Jr.

With a copy to:
Seyfarth Shaw LLP
1075 Peachtree Street, NE, Suite 2500
Atlanta, Georgia 30309
Attn: Steve Kennedy, Esq.
Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
§20.    RELATIONSHIP.
Lender does not have any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder or thereunder, and the relationship between Lender and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.
§21.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.
THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF GEORGIA AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN §19. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

§22.    HEADINGS.
The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§23.    COUNTERPARTS.
This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§24.    ENTIRE AGREEMENT, ETC.
The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §26.
§25.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.
EACH OF BORROWER AND LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH ITS LEGAL COUNSEL AND THAT IT AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.
§26.    CONSENTS, AMENDMENTS, WAIVERS, ETC.
Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of Lender. No waiver under the Loan Documents shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Lender in exercising any right under the Loan Documents shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.
§27.    SEVERABILITY.
The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
§28.    NO UNWRITTEN AGREEMENTS.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
§29.    TIME OF THE ESSENCE.
Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Agreement and the other Loan Documents.
§30.    RIGHTS OF THIRD PARTIES.
(a)    This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of Borrower, Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.
(b)    All conditions to the performance of the obligations of Lender under this Agreement, including the obligation to make Loan, are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances of proceeds of the Loan in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in their sole discretion they deem it desirable to do so. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of the construction by Borrower, Owner or Guarantors, as applicable, of the Collateral Property or the absence therefrom of defects.
§31.    REPLACEMENT NOTES.
Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.
§32.    USA PATRIOT ACT NOTICE. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.
§33.    ATTORNEYS’ FEES. As used in this Agreement and in the other Loan Documents, “reasonable” attorneys’ fees of Lender’s counsel shall mean the actual fees of Lender’s counsel billed at the usual hourly rates of such counsel, rather than a percentage of principal and interest as provided in O.C.G.A. § 13‑1‑11(a)(2).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
OXFORD CITY PARK DEVELOPMENT LLC, a Georgia limited liability company

By:	/s/ W. Daniel Faulk, Jr.___________ Name: W. Daniel Faulk, Jr. Its: Manager
One Overton Park
3625 Cumberland Blvd., Suite 500
Atlanta, Georgia 30339
Attn: W. Daniel Faulk, Jr.

CITY PARK MEZZANINE LENDING, LLC, a Delaware limited liability company

By:	Preferred Apartment Advisors, LLC, its Agent
By: /s/ John A. Williams _____________
Name: John A. Williams
Title: CEO
c/o Preferred Apartment Communities, Inc.
One Overton Park
3625 Cumberland Blvd., Suite 400
Atlanta, GA 30339
Attn: Leonard A. Silverstein, Esq.

EXHIBIT A

FORM OF NOTE
$____________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, OXFORD CITY PARK DEVELOPMENT LLC, a Georgia limited liability company, hereby promises to pay to the order of CITY PARK MEZZANINE LENDING, LLC, a Delaware limited liability company in accordance with the terms of that certain Mezzanine Loan Agreement dated as of September 6, 2012, as from time to time in effect, among the undersigned and City Park Mezzanine Lending, LLC, (the “Loan Agreement”) to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________________ AND NO/100 DOLLARS ($_______.00), or such amount as may be advanced by the payee hereof under the Loan Agreement, together with such additional principal from time to time outstanding under the Loan Agreement, with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
Payments hereunder shall be made to City Park Mezzanine Lending, LLC, at c/o Preferred Apartment Communities Inc. One Overton Park, 3625 Cumberland Blvd., Suite 400, Atlanta, Georgia 30339, Attn: Leonard A. Silverstein, Esq., as provided in the Loan Agreement
This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by Lender exceeds the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance

Exhibit “A” - Page 1

of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and Lender.
In case an Event of Default shall occur, the entire principal amount of this Note plus all accrued and unpaid interest may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.
This Note shall be governed by and construed in accordance with the internal laws of the State of Georgia (without giving effect to the conflict of laws rules of any jurisdiction).
The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
IN WITNESS WHEREOF the undersigned has duly executed this Note under seal as of the day and year first above written.
OXFORD CITY PARK DEVELOPMENT LLC, a Georgia limited liability company
By:___________________________________
Name: W. Daniel Faulk, Jr.
Its: Manager

Exhibit “A” - Page 2

EXHIBIT “B”
LEGAL DESCRIPTION

BEING A 10.981 ACRE TRACT IN THE CHARLOTTE, NORTH CAROLINA, A PORTION OF TAX PARCEL 143-131-08 OWNED BY P&L COLISEUM, L.P. AS RECORDED IN DEED BOOK 20205, PAGE 242 AND SHOWN ON A PLAT RECORDED IN MAP BOOK 21, PAGE 285 IN THE MECKLENBURG COUNTY REGISTER OF DEEDS AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT AN IRON PIN SET ALONG THE SOUTHERN MARGIN OF THE PROPOSED RIGHT-OF-WAY OF ARBOR LOOP, SAID PIN LYING N 65°16'13" W, A DISTANCE OF 224.82 FEET FROM AN EXISTING #5 REBAR FOUND ALONG THE NORTHWESTERN BOUNDARY OF TRACT 3-A, OWNED BY THE CITY OF CHARLOTTE AND SHOWN IN MAP BOOK 39, PAGE 149; THENCE FROM SAID IRON PIN SET AND WITH A CIRCULAR CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET, AN ARC LENGTH OF 32.00 FEET, A CHORD BEARING OF S 18°48'33" W AND A CHORD DISTANCE OF 28.69 FEET TO AN IRON PIN SET ALONG THE NORTHWESTERN MARGIN OF THE PROPOSED RIGHT-OF-WAY OF SPEER BOULEVARD; THENCE ALONG AND WITH SAID PROPOSED RIGHT-OF-WAY THE FOLLOWING SIX (6) COURSES (1) S 64°38'37" W, A DISTANCE OF 74.38 FEET TO AN IRON PIN SET; THENCE (2) WITH A CIRCULAR CURVE TO THE LEFT HAVING A RADIUS OF 1186.50 FEET, AN ARC LENGTH OF 284.04 FEET, A CHORD BEARING OF S 57°47'09" W AND A CHORD DISTANCE OF 283.36 FEET TO AN IRON PIN SET; THENCE (3) WITH A CIRCULAR CURVE TO THE RIGHT HAVING A RADIUS OF 224.00 FEET, AN ARC LENGTH OF 39.79 FEET, A CHORD BEARING OF S 56°00'59" W AND A CHORD DISTANCE OF 39.74 FEET TO AN IRON PIN SET; THENCE (4) S 61°06'18" W, A DISTANCE OF 53.69 FEET TO AN IRON PIN SET; THENCE (5) WITH A CIRCULAR CURVE TO THE LEFT HAVING A RADIUS OF 276.00 FEET, AN ARC LENGTH OF 41.09 FEET, A CHORD BEARING OF S 56°50'25" W AND A CHORD DISTANCE OF 41.05 FEET TO AN IRON PIN SET; THENCE (6) WITH A CIRCULAR CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET, AN ARC LENGTH OF 27.46 FEET, A CHORD BEARING OF N 88°04'52" W AND A CHORD DISTANCE OF 25.36 FEET TO AN IRON PIN SET ALONG THE SOUTHWESTERN MARGIN OF THE PROPOSED RIGHT-OF-WAY OF NATIONAL AVENUE; THENCE ALONG AND WITH SAID PROPOSED RIGHT-OF-WAY WITH A CIRCULAR CURVE TO THE LEFT HAVING A RADIUS OF 1026.83 FEET, AN ARC LENGTH OF 123.58 FEET, A CHORD BEARING OF N 52°11'08" W, AND A CHORD DISTANCE OF 123.51 FEET TO AN IRON PIN SET; THENCE CONTINUING WITH SAID PROPOSED RIGHT-OF-WAY N 55°38'00" W, A DISTANCE OF 681.14 FEET TO AN IRON PIN SET ALONG THE SOUTHEASTERN MARGIN OF THE PROPOSED RIGHT-OF-WAY OF CITY PARK DRIVE; THENCE ALONG AND WITH SAID PROPOSED RIGHT-OF-WAY N 34°22'00" E, A DISTANCE OF 514.00 FEET TO AN IRON PIN SET ALONG THE SOUTHWESTERN MARGIN OF THE PROPOSED RIGHT-OF-WAY OF ARBOR LOOP; THENCE ALONG AND WITH SAID PROPOSED RIGHT-OF-WAY S 55°38'00" E, A DISTANCE OF 906.59 FEET TO AN IRON PIN

Exhibit “B” - Page 1

SET; THENCE CONTINUING WITH SAID PROPOSED RIGHT-OF-WAY WITH A CIRCULAR CURVE TO THE RIGHT HAVING A RADIUS OF 217.50 FEET, AN ARC LENGTH OF 108.60 FEET, A CHORD BEARING OF S 41°19'46" E AND A CHORD DISTANCE OF 107.47 FEET TO THE POINT OF BEGINNING, CONTAINING 10.981 ACRES , MORE OR LESS.

TOGETHER WITH THOSE REAL PROPERTY RIGHTS SET FORTH IN THE FOLLOWING DOCUMENTS:

MASTER DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR CITY PARK MADE BY P & L COLISEUM, L.P., A GEORGIA LIMITED PARTNERSHIP TO BE RECORDED ON OR ABOUT THE DATE HEREOF IN THE REGISTER OF DEEDS OF MECKLENBURG COUNTY, NORTH CAROLINA.

DEVELOPMENT EASEMENTS AND COVENANTS AGREEMENT MADE BY AND BETWEEN P & L COLISEUM, L.P., A GEORGIA LIMITED PARTNERSHIP AND OXFORD CITY PARK APARTMENTS LLC, A GEORGIA LIMITED LIABILITY COMPANY, TO BE RECORDED ON OR ABOUT THE DATE HEREOF IN THE REGISTER OF DEEDS OF MECKLENBURG COUNTY, NORTH CAROLINA.

Exhibit “B” - Page 2

EXHIBIT “C”
PROJECT BUDGET

ATTACHED TO ORIGINAL ON FILE WITH LENDER

EXHIBIT “D”
DISBURSEMENT SCHEDULE

City Park

Month	Total
Sep-12	(4,794,441)
Oct-12	(750,000)
Nov-12	(1,000,000)
Dec-12	(500,000)
Jan-13	(750,000)
Feb-13	(1,000,000)
Mar-13	(1,000,000)
Apr-13	(205,559)
May-13	0
Jun-13	0
Jul-13	0
Aug-13	0
Total	(10,000,000)

SCHEDULE 6.7

LITIGATION

NONE

Schedule 6.7 – Page 1

SCHEDULE 6.18
ENVIRONMENTAL MATTERS
Phase I Environmental Site Assessment Update dated August 31, 2011, Job No. OPL-001 by Hart & Hickman PC.

Schedule 6.18 – Page 1

SCHEDULE 6.33

ORGANIZATIONAL AGREEMENTS

Operating Agreement of Oxford City Park Apartments LLC dated as of September 6, 2012

Articles of Organization for Oxford City Park Apartments LLC dated as of May 9, 2012

Certificate for Membership Interest in Oxford City Park Apartments LLC – Certificate No. 1-- issued in favor of Oxford City Park Development LLC

Operating Agreement of Oxford City Park Development LLC dated as of September 6, 2012

Articles of Organization for Oxford City Park Development LLC dated as of May 9, 2012

Schedule 6.33 – Page 1

SCHEDULE 6.34

OWNERSHIP
Oxford City Park Development LLC owns 100% of the membership interests in Oxford City Park Apartments LLC

The membership interests in Oxford City Park Development LLC are owned as follows:

W. Daniel Faulk, Jr. Family LLC	51%
Richard A. Denny III	29%
William B. Hargett	10%
Greg Kotarba	3%
Keith Rothwell	3%
Jack Hinrichs	2%
Ellen Chiang	2%

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Schedule 6.34 – Page 1

(continued)
Page

§1.	DEFINITIONS AND RULES OF INTERPRETATION 1

§1.1	Definitions 1

§1.2	Rules of Interpretation 12

§2.	THE LOAN 13

§2.1	Loan Funding 13

§2.2	Note 13

§2.3	Interest on Loans 14

§2.4	Requests for Loans 14

§2.5	Funds for Loans 14

§2.6	Use of Proceeds; Amount of Advances 14

§2.7	Project Costs 15

§2.8	Project Budget 15

§2.9	Modifications to Project Budget 15

§2.10	Disbursements to Borrower or Owner from Project Budget 15

§2.11	Advances Do Not Constitute a Waiver 15

§2.12	Quality of Work 15

§2.13	Contingency Reserve 16

§2.14	Insufficiency of Loan Proceeds 16

§3.	REPAYMENT OF THE LOAN 16

§3.1	Stated Maturity 16

§3.2	Mandatory Prepayments 17

§3.3	Optional Prepayments 17

§3.4	Partial Prepayments 17

§3.5	Exit Fees 17

§3.6	Effect of Prepayments 17

§4.	CERTAIN GENERAL PROVISIONS 17

§4.1	[Intentionally Omitted] 17

§4.2	Lender Fees 17

§4.3	Funds for Payments 17

§4.4	Computations 18

§4.5	[Intentionally Omitted] 18

§4.6	[Intentionally Omitted] 18

§4.7	[Intentionally Omitted] 18

§4.8	[Intentionally Omitted] 18

§4.9	[Intentionally Omitted] 18

§4.10	Indemnity of Borrower 18

§4.11	Interest on Overdue Amounts; Late Charge 18

§4.12	Certificate 19

§4.13	Limitation on Interest 19

§5.	COLLATERAL SECURITY AND GUARANTY 19

§5.1	Collateral 19

(continued)
Page

§5.2	Release of Collateral 19

§6.	REPRESENTATIONS AND WARRANTIES 20

§6.1	Authority, Etc 20

§6.2	Approvals 20

§6.3	Title to Properties; Leases 21

§6.4	Financial Statements 21

§6.5	No Material Changes 21

§6.6	Franchises, Patents, Copyrights, Etc 21

§6.7	Litigation; Judgments 22

§6.8	No Materially Adverse Contracts, Etc 22

§6.9	Compliance with Other Instruments, Laws, Etc 22

§6.10	Tax Status 22

§6.11	No Event of Default 22

§6.12	Holding Company and Investment Company Acts 23

§6.13	Absence of UCC Financing Statements, Etc 23

§6.14	Setoff, Etc 23

§6.15	Certain Transactions 23

§6.16	Employee Benefit Plans 23

§6.17	[Intentionally Omitted.] 24

§6.18	Environmental Compliance 24

§6.19	[Intentionally Omitted.] 25

§6.20	[Intentionally Omitted.] 25

§6.21	Regulations U and X 25

§6.22	[Intentionally Omitted.] 25

§6.23	Loan Documents 25

§6.24	Collateral Property 26

§6.25	Brokers 28

§6.26	Other Debt 28

§6.27	Use of Proceeds 28

§6.28	Transaction in Best Interests of Parties; Consideration 28

§6.29	Solvency 28

§6.30	No Bankruptcy Filing 29

§6.31	No Fraudulent Intent 29

§6.32	Special Purpose Entity; Restrictions 29

§6.33	Organizational Documents 29

§6.34	Ownership 30

§6.35	Embargoed Persons 30

§6.36	Mortgage Loan Documents 30

§6.37	Effect of Loan Request 30

§7.	AFFIRMATIVE COVENANTS OF BORROWER 31

§7.1	Punctual Payment 31

§7.2	Maintenance of Office 31

§7.3	Records and Accounts 31

(continued)
Page

§7.4	Financial Statements, Certificates and Information 31

§7.5	Notices 32

§7.6	Existence; Maintenance of Properties 33

§7.7	Insurance 34

§7.8	Taxes 34

§7.9	Inspection of Properties and Books 34

§7.10	Compliance with Laws, Contracts, Licenses, and Permits 35

§7.11	Monthly Meetings 35

§7.12	Further Assurances 35

§7.13	[Intentionally Omitted.] 35

§7.14	[Intentionally Omitted.] 36

§7.15	Casualty 36

§7.16	Condemnation 36

§7.17	Compliance 37

§7.18	Plan Assets, etc 37

§7.19	Preservation and Maintenance 37

§7.20	[Intentionally Omitted.] 37

§7.21	Borrower and Owner to Remain a Single-Purpose Entity 38

§7.22	Leases 38

§7.23	Intentionally Omitted 39

§7.24	Project Documents 39

§8.	CERTAIN NEGATIVE COVENANTS OF BORROWER 39

§8.1	Restrictions on Indebtedness 39

§8.2	Restrictions on Liens, Etc 39

§8.3	Restrictions on Investments 40

§8.4	Merger, Consolidation 41

§8.5	Sale and Leaseback 41

§8.6	Compliance with Environmental Laws 41

§8.7	Distributions 43

§8.8	Sources of Capital 43

§8.9	Asset Sales 43

§8.10	Additional Restrictions Concerning the Collateral and Collateral Property 43

§8.11	Key Documents 43

§8.12	Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes 44

§8.13	Modification of Organizational Agreements and other Key Documents 45

§8.14	Mortgage Loan Documents 45

§9.	DEVELOPMENT MATTERS 46

§9.1	Borrower’s Equity 46

§9.2	Project Changes 46

§9.3	Development; Completion 46

§10.	CLOSING CONDITIONS 47

(continued)
Page

§10.1	Conditions to Loan Closing 47

§11.	CONDITIONS OF SUBSEQUENT ADVANCES 51

§11.1	Prior Conditions Satisfied 51

§11.2	Performance; No Default 51

§11.3	Representations and Warranties 51

§11.4	Receipt of Lender 51

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC 52

§12.1	Events of Default and Acceleration 52

§12.2	[Intentionally Omitted.] 55

§12.3	[Intentionally Omitted.] 55

§12.4	Remedies 55

§12.5	Distribution of Collateral Proceeds 55

§12.6	Default Under Mortgage Loan Documents 56

§12.7	Replacement of Developer 57

§13.	SETOFF 58

§14.	INTENTIONALLY OMITTED 58

§15.	EXPENSES 58

§16.	INDEMNIFICATION 59

§17.	SURVIVAL OF COVENANTS, ETC 60

§18.	ASSIGNMENT AND PARTICIPATION 60

§18.1	Assignment 60

§18.2	Participations 60

§18.3	Pledge by Lender 60

§18.4	No Assignment by Borrower 61

§18.5	Disclosure 61

§19.	NOTICES 61

§20.	RELATIONSHIP 62

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE 62

§22.	HEADINGS 63

§23.	COUNTERPARTS 63

§24.	ENTIRE AGREEMENT, ETC 63

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS 63

§26.	CONSENTS, AMENDMENTS, WAIVERS, ETC 63

§27.	SEVERABILITY 64

§28.	NO UNWRITTEN AGREEMENTS 64

§29.	TIME OF THE ESSENCE 64

§30.	RIGHTS OF THIRD PARTIES 64

§31.	REPLACEMENT NOTES 65

§32.	USA PATRIOT ACT NOTICE 65

§33.	ATTORNEYS’ FEES 65